UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No. )

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THE HANOVER INSURANCE GROUP, INC.

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NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

THE HANOVER INSURANCE GROUP, INC.

440 Lincoln Street

Worcester, Massachusetts 01653

Letter to our Shareholders from Cynthia L. Egan, Chair of our Board, and John C. Roche, our President and Chief Executive Officer

March 27, 2025

TO OUR FELLOW SHAREHOLDERS:

You are cordially invited to attend the Annual Meeting of Shareholders of The Hanover Insurance Group, Inc. to be held on Tuesday, May 13, 2025, at 9:00 a.m., Eastern Time, at the Company’s headquarters in Worcester, Massachusetts.

The accompanying Notice and Proxy Statement describe in detail the matters to be acted on at the Annual Meeting. This Proxy Statement also describes the corporate governance policies and practices that guide the Board’s oversight of the Company’s business, risks, conduct, human capital management matters and sustainability efforts for the long-term benefit of our stakeholders. The Board, on behalf of our shareholders, is actively engaged in the governance, audit, compensation and other matters addressed in this Proxy Statement.

Your vote is important to us. We hope you will vote as soon as possible. Please review the instructions concerning each of your voting options described in this Proxy Statement. Your cooperation will assure that your shares are voted and will also greatly assist us in preparing for the Annual Meeting.

On behalf of the Board of Directors, the executive leadership team and all our employees, we would like to thank you for your investment and continued support of The Hanover Insurance Group.

Sincerely,

Cynthia L. Egan Chair of the Board of Directors and Independent Presiding Director	John C. Roche President, Chief Executive Officer and Director

THE HANOVER INSURANCE GROUP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 13, 2025

To the Shareholders of The Hanover Insurance Group, Inc.:

Set forth below are details regarding the 2025 Annual Meeting of Shareholders of The Hanover Insurance Group, Inc.:

LOCATION:	Our principal executive office and corporate headquarters, 440 Lincoln Street, Worcester, Massachusetts 01653

DATE AND TIME:	Tuesday, May 13, 2025, at 9:00 a.m., Eastern Time

ITEMS OF BUSINESS:
(1)
The election of five individuals to the Board of Directors;
(2)
The advisory approval of the Company’s executive compensation;
(3)
The ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent, registered public accounting firm for 2025; and
(4)
Such other business as may properly come before the Annual Meeting or any adjournment thereof.

LOCATION: Our principal executive office and corporate headquarters, 440 Lincoln Street, Worcester, Massachusetts 0165

DATE AND TIME: Tuesday, May 9, 2023, at 9:00 a.m. Eastern time

RECORD DATE:	The Board of Directors has fixed March 20, 2025 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors,

CHARLES F. CRONIN

Senior Vice President and Secretary

Worcester, Massachusetts

March 27, 2025

Your vote is important. Whether or not you plan to attend the Annual Meeting, you are requested to vote your shares. Please follow the voting instructions set forth in the Proxy Statement. If you attend the Annual Meeting and desire to withdraw your proxy and vote at the Annual Meeting, you may do so.

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT SUMMARY

For the Annual Meeting of Shareholders to be held on May 13, 2025 at 9:00 a.m., Eastern Time

This summary highlights some of the important information contained elsewhere in our Proxy Statement. We encourage you to read the entire Proxy Statement before voting.

Voting Matters

	Agenda Item	Board Recommendation	See Page
1.	Election of five director nominees	FOR each nominee	22
2.	Advisory approval of executive compensation	FOR	23
3.	Ratification of the appointment of the independent auditor	FOR	24

Corporate Governance Highlights

✓ Nine of ten directors are independent	✓ Active shareholder engagement
✓ Majority vote for director elections	✓ Strong risk oversight at Board and committee level
✓ Separate Board Chair and CEO	✓ Diverse Board composition
✓ Annual review of governance documents	✓ Policy to limit outside director time commitments
✓ Sustainability oversight at Board and committee level	✓ Fully declassified Board effective 2027
✓ Effective Board refreshment process - added three new directors in last four years and seeking approval of new director this year

2024 Financial Highlights

Net Income of $426.0 million
Combined ratio of 94.8%
Net written premiums increased 4.7%
Increased ordinary quarterly dividend by 5.9%

Executive Compensation

Principal Components of Executive Compensation
Annual base salary
Short-term incentive compensation
Long-term incentive compensation (stock options/performance-based restricted stock units (“PBRSUs”)/time-based restricted stock units (“TBRSUs”))
Strong Compensation Practices
✓ Multi-year vesting for long-term awards
✓ Significant stock ownership requirements for directors/executive officers
✓ “Double trigger” for change in control benefits under the Employment Continuity Plan
✓ NYSE-compliant clawback policy for executive officers
✓
Robust recoupment provisions in all equity award agreements for executive officers, including NEOs, and other key employees, which provide for clawback of value earned upon vesting of TBRSUs and PBRSUs and exercise of stock options, if triggered

✓ Pledging/hedging Company stock is prohibited by directors and executive officers
✓ No “280G tax gross-ups” or excessive perquisites
✓ Do not re-price stock options
✓ Cap payouts under variable incentive compensation programs for executives

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT i

General Information
Corporate Website:	www.hanover.com
Investor Relations:	www.hanover.com under “Investors”
Annual Report:	www.hanover.com under “Investors - Annual reports”
Corporate Responsibility:	www.hanover.com under “About The Hanover - Our corporate commitment”
This Proxy Statement includes links to our website and references to additional materials found on our website. Such information is not a part of or incorporated into this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 13, 2025:

The Proxy Statement and Annual Report to Shareholders are available at www.proxydocs.com/THG.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT ii

PROXY STATEMENT

We have made these proxy materials available to you on or about March 27, 2025 via the Internet or, at your request, forwarded paper copies by mail, in connection with the solicitation of proxies by the Board of Directors (the “Board”) of The Hanover Insurance Group, Inc. (“THG” or the “Company”) for use at our Annual Meeting of Shareholders to be held on May 13, 2025 (the “Annual Meeting” or “Meeting”). In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), we have provided access to our proxy materials via the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a paper copy of the proxy materials unless you request one. The Notice instructs you how to access the proxy materials and how to vote your shares via the Internet. If you received a Notice by mail and would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

COMPANY STOCK OWNERSHIP

Stock Ownership by the Company’s Directors and Executive Officers

The following table sets forth information regarding the number of shares of THG’s common stock, par value $0.01 per share (the “Common Stock"), beneficially owned as of March 12, 2025 by (i) each director and director nominee of THG, (ii) the named executive officers (the “NEOs”) in the Summary Compensation Table appearing later in this Proxy Statement, and (iii) all current directors and executive officers of THG, as a group. This information has been furnished by the persons listed in the table.

Name of Beneficial Owner	Shares Beneficially Owned†		Percent of Class

Francisco A. Aristeguieta	3,233		*
Kevin J. Bradicich	8,272		*
Theodore H. Bunting, Jr.	5,211		*
Jane D. Carlin	0	(1)	*
J. Paul Condrin III	4,532	(2)	*
William E. Donnell	0	(3)	*
Cynthia L. Egan	12,759		*
Jeffrey M. Farber	131,321	(4)	*
Dennis F. Kerrigan	31,225	(5)	*
Kathleen S. Lane	1,926	(6)	*
Richard W. Lavey	138,258	(7)	*
Joseph R. Ramrath	32,010	(2)	*
John C. Roche	425,773	(8)	1.2%
Bryan J. Salvatore	87,771	(9)	*
Elizabeth A. Ward	4,059		*
Current directors and executive officers, as a group (17 persons)	924,908	(10)	2.5%

†

As to shares listed in this column, each person has sole voting and investment power, except as indicated in other footnotes to this table. Some directors have deferred receipt of certain stock grants from the Company. Deferred shares are held in a rabbi trust (the “Rabbi Trust”) by the trustee, Principal Trust Company. As of March 12, 2025, the Rabbi Trust held 9,781 shares of Common Stock pursuant to deferrals by directors. In accordance with regulations prescribed by the SEC, and even though such director has a direct economic interest in such deferred shares, shares held in the Rabbi Trust are not included in the amounts set forth in this column. These shares may be voted by the trustee of the Rabbi Trust, but not by the individuals on whose behalf the shares are held in the Rabbi Trust. For information regarding specific deferrals, please refer to the footnotes below.

*	Less than 1%.

(1)
Excludes 5,929 shares held by the Rabbi Trust, the receipt of which Ms. Carlin has deferred.
(2)
Shares voting and investment power with spouse.
(3)
Mr. Donnell is not a current member of the Board, but has been nominated for election to the Board at the Annual Meeting.
(4)
Includes 95,104 shares underlying options exercisable within 60 days of March 12, 2025. Mr. Farber shares voting and investment power with his wife with respect to 7,500 shares.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 1

(5)
Includes 24,700 shares underlying options exercisable within 60 days of March 12, 2025.
(6)
Excludes 3,852 shares held by the Rabbi Trust, the receipt of which Ms. Lane has deferred.
(7)
Includes 105,240 shares underlying options exercisable within 60 days of March 12, 2025.
(8)
Includes 313,100 shares underlying options exercisable within 60 days of March 12, 2025 and 14,454 shares held by his spouse.
(9)
Includes 67,316 shares underlying options exercisable within 60 days of March 12, 2025.
(10)
Includes 638,152 shares underlying options exercisable within 60 days of March 12, 2025. Excludes 9,781 shares held by the Rabbi Trust. See footnotes 1-9 above.

Stock Ownership Guidelines for Named Executive Officers and Directors

Named Executive Officers

Within 18 months of becoming subject to our stock ownership guidelines, each NEO, and each of our other executive officers, should achieve an ownership level in our Common Stock with a value equal to one time his or her base salary. Within three years of becoming subject to these guidelines, each executive officer, including each NEO, should achieve and maintain an ownership level with a value equal to at least two to four times his or her base salary (four to six times base salary for the Chief Executive Officer (the “CEO”)). The guidelines credit shares held outright by the officer and by immediate family members residing in the same household, whether held individually or jointly by the officer or the immediate family member, unvested restricted stock, restricted stock units, performance-based restricted stock units (measured at target), shares held in estate planning vehicles of the officer, and any shares that have been earned but the payment of which has been deferred. Regardless of their vesting status, shares subject to unexercised stock options are not counted when determining ownership under the guidelines. For these purposes, shares are valued based upon the then-current market value, or if higher, the value on the date of acquisition.

Each of our current NEOs is in compliance with the guidelines. Set forth below is a table that indicates, as of March 12, 2025, each current NEO’s share ownership as a multiple of his current base salary rate. Such figures are calculated in accordance with our stock ownership guidelines, and the multiple presented below has been determined based upon the current market value ($163.66 per share, the closing price of our Common Stock on March 12, 2025), or if higher, the value of the shares on the date of acquisition.

NEO	Year Hired	Number of Shares Counted under Stock Ownership Guidelines	Ownership Level as a Multiple of Base Salary

John C. Roche	2006	192,140	27.4
Jeffrey M. Farber	2016	65,557	13.3
Richard W. Lavey	2004	51,044	11.1
Bryan J. Salvatore	2017	36,540	8.5
Dennis F. Kerrigan	2020	16,845	4.4

Board of Directors

Within four years from the date of first being elected to the Board, each non-employee director should achieve an ownership level in our Common Stock with a value equal to four times the value of the regular annual stock retainer paid to directors for service on the Board. This requirement can be satisfied by purchases in the open market or by holding grants received from the Company (including share grants that the director has elected to defer under Company-sponsored deferred compensation programs). The guidelines credit directors for shares held outright by the director and by his or her immediate family members residing in the same household, whether held individually or jointly by the director or the immediate family member, and shares held in estate planning vehicles of the director. For these purposes, shares are valued based upon the then-current market value, or if higher, the value on the date of acquisition.

Each of our non-employee directors is in compliance with our stock ownership guidelines, including those directors on track to achieve ownership levels within the prescribed time following their initial election to the Board. Set forth below is a table that indicates, as of March 12, 2025, each director’s share ownership as a multiple of the value of the current annual stock retainer ($150,000). Such figures are calculated in accordance with our stock ownership guidelines, and the multiple presented below has been

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 2

determined based upon the current market value ($163.66 per share, the closing price of our Common Stock on March 12, 2025), or if higher, the value of the shares on the date of acquisition.

Non-Employee Director	Year First Elected to Board	Number of Shares Counted under Stock Ownership Guidelines	Ownership Level as a Multiple of the Value of the Annual Stock Retainer

Francisco A. Aristeguieta	2022	3,233	3.5
Kevin J. Bradicich	2018	8,272	9.0
Theodore H. Bunting, Jr.	2020	5,211	5.7
Jane D. Carlin	2016	5,929	6.5
J. Paul Condrin III	2021	4,532	4.9
Cynthia L. Egan	2015	12,759	13.9
Kathleen S. Lane	2018	5,778	6.3
Joseph R. Ramrath	2004	32,010	34.9
Elizabeth A. Ward	2022	4,059	4.4

Largest Owners of the Company’s Stock

The following table lists the only persons who, to the best of the Company’s knowledge, are “beneficial owners” (as defined by SEC regulations) of more than five percent of the issued and outstanding shares of Common Stock as of March 12, 2025.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class

The Vanguard Group	3,623,766 (1)	10.0%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc.	3,291,658 (2)	9.1%
50 Hudson Yards
New York, NY 10001

(1)
Based on The Vanguard Group’s most recent Schedule 13G/A, filed on February 13, 2024, that reported sole voting power with respect to zero shares, sole dispositive power with respect to 3,574,601 shares, shared voting power with respect to 12,284 shares and shared dispositive power with respect to 49,165 shares as of December 29, 2023.
(2)
Based on BlackRock, Inc.’s most recent Schedule 13G/A, filed on January 24, 2024, that reported sole voting power with respect to 3,194,663 shares, sole dispositive power with respect to 3,291,658 shares, and shared voting and dispositive power with respect to zero shares as of December 31, 2023. The 13G/A also reported that its subsidiary, BlackRock Fund Advisors, beneficially owned five percent or greater of the Company’s Common Stock as of December 31, 2023.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 3

CORPORATE GOVERNANCE

The Board has long been focused on and committed to responsible and effective corporate governance in order to promote sustainable, long-term shareholder value. The following section: (i) identifies our director nominees and continuing directors, highlights their qualifications, describes the director nomination and evaluation processes, and provides a snapshot of Board expertise, diversity and tenure on an aggregate basis; (ii) describes the Board’s independence from management and its leadership structure; (iii) outlines the standing Board committees and their oversight responsibilities; and (iv) describes the Board’s commitment to supporting sustainability and human capital management matters.

The Board has adopted Corporate Governance Guidelines that can be found on the Company’s website at www.hanover.com under “About The Hanover—Our governance—Corporate governance guidelines.” For a printed copy of the guidelines, shareholders should contact the Company’s Corporate Secretary, The Hanover Insurance Group, Inc., 440 Lincoln Street, Worcester, Massachusetts 01653. Information on our website is not part of, or incorporated into, this Proxy Statement.

At the Company’s 2024 Annual Meeting of Shareholders, our shareholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to declassify the Board beginning at the 2025 Annual Meeting of Shareholders so that, as existing class terms expire, directors are elected for a one-year term. The amendment did not change the unexpired three-year terms of directors elected prior to the effectiveness of the amendment, including the directors elected at the 2024 Annual Meeting of Shareholders. The Board will be fully declassified beginning at the 2027 Annual Meeting of Shareholders, when the term of the last elected class of directors has expired.

There are five nominees for election to the Board this year. Messrs. Bradicich, Bunting, Donnell, Ramrath and Roche are each being nominated to serve for a one-year term expiring at the next annual meeting. Mr. Bradicich has served as a director since 2018, Mr. Bunting has served as a director since 2020, Mr. Ramrath has served as a director since 2004 and Mr. Roche has served as a director since 2017. Mr. Donnell was identified as a potential director candidate and presented to the Nominating and Governance Committee (“NCGC”) by a third-party recruiting firm, which was engaged by the NCGC to assist the NCGC in (i) identifying director candidates that meet the Company’s Director Qualifications as described below, (ii) coordinating interviews with those qualified candidates selected by the NCGC for further consideration, and (iii) completing the due diligence work of the NCGC, as needed. Once identified as a candidate, the NCGC evaluated Mr. Donnell following the process described below under “Consideration of Director Nominees” and recommended to the Board that he be considered as a director nominee at the Annual Meeting.

The Board has voted to increase the size of the Board to 11 members, concurrent with the election of Mr. Donnell, provided that a majority of the votes properly cast approve Mr. Donnell’s election to the Board.

Information regarding the business experience and qualifications of each nominee and continuing director is provided below. Following the individual director descriptions, we have provided the current key competencies and diversity profile of the Board on an aggregate basis in the section titled “Board Profile and Diversity” beginning on page 9. Additionally, we highlight Board tenure and refreshment beginning on page 11. For a description of the skill set that the Board seeks in a director and how the individual and collective director qualifications set forth below tie to the Board’s expectations, see “Director Qualifications” on page 12.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 4

Director Nominees

Kevin J. Bradicich Age: 67 Director since 2018 Compensation and Human Capital Committee Member

Mr. Bradicich served as Senior Partner at McKinsey & Company, Inc. until his retirement in 2017. Mr. Bradicich began his career at McKinsey in 1983 and also held the titles of Manager, Principal and Director while with the firm. He spent the last 25 years at McKinsey focused on serving insurance company clients. While at McKinsey, Mr. Bradicich was a core member of the firm’s Global Insurance Practice’s leadership group. During his career, he also led the firm’s North American Property and Casualty Insurance Practice and helped lead the Practice’s and the firm’s people processes.

Skills & Qualifications: We believe Mr. Bradicich’s qualifications to serve on our Board include his experience as a Senior Partner at McKinsey, including his 25 years of experience focused on advising boards and senior executives at global insurance company clients on all aspects of their business.

If re-elected, Mr. Bradicich’s term will expire in 2026.

Theodore H. Bunting, Jr. Age: 66 Director since 2020 Audit Committee Member

Mr. Bunting most recently served as group president, utility operations at Entergy Corporation, an integrated energy company, from 2012 until his retirement in 2017. Before that, he was senior vice president and chief accounting officer at Entergy from 2007 to 2012, and chief financial officer of several subsidiaries from 2000 to 2007. He held other management positions of increasing responsibility in accounting and operations at Entergy since joining the company in 1983. Mr. Bunting is a certified public accountant. Mr. Bunting is also a director of Unum Group, a publicly traded insurance company providing group long-term disability insurance, employee benefits, individual disability insurance and special risk reinsurance, and of NiSource Inc., a publicly traded natural gas utility company. From 2020 until its acquisition by MasTec in 2022, Mr. Bunting also served as a director of Infrastructure and Energy Alternatives, Inc., a publicly traded infrastructure construction company.

Skills & Qualifications: We believe Mr. Bunting’s qualifications to serve on our Board include his extensive accounting and operations experience, his many years of management experience while with Entergy, and his experience on the boards of other publicly traded companies.

If re-elected, Mr. Bunting’s term will expire in 2026.

William E. Donnell Age: 67

Mr. Donnell most recently served as the President and Chief Executive Officer of NCCI Holdings, Inc. (“NCCI”). NCCI is a national provider of workers compensation information, analysis, tools and services. Mr. Donnell served in this role from 2015 until January 2025, and he retired in February 2025. Prior to joining NCCI, Mr. Donnell served as the President of U.S. P&C Reinsurance for Swiss Re following its acquisition of GE Insurance Solutions in 2006. From 1998 until its acquisition by Swiss Re, he served in various roles at GE Insurance Solutions, including as chief marketing officer, global casualty leader and president of specialty commercial lines. He began his career with various leadership roles at Universal Underwriters and Crum & Forster. He holds both the Chartered Property Casualty Underwriter (CPCU) and Associate in Risk Management (ARM) designations. He is a past board member of the Reinsurance Association of America and the Insurance Industry Charitable Foundation.

Skills & Qualifications: We believe Mr. Donnell’s qualifications to serve on our Board include his extensive knowledge of and experience in the P&C industry and his many years of management experience, including as CEO.

If elected, Mr. Donnell’s term will expire in 2026.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 5

Joseph R. Ramrath Age: 68 Director since 2004 Nominating and Corporate Governance Committee Chair

Mr. Ramrath serves as Senior Advisor of Colchester Partners LLC, an investment banking and strategic advisory firm that he cofounded in 2002, and where he has served in various roles, including most recently as senior managing director until December 2023. Mr. Ramrath was Executive Vice President and Chief Legal Officer of the United Asset Management division of Old Mutual plc, an international financial services firm headquartered in London, England, from 2000 to 2002. Prior to that, he was Senior Vice President, General Counsel and Secretary of United Asset Management Corporation from 1996 until its acquisition by Old Mutual in 2000. Earlier in his career, Mr. Ramrath was a partner at Hill & Barlow, a Boston law firm, and a certified public accountant with Arthur Andersen & Co.

Skills & Qualifications: We believe Mr. Ramrath’s qualifications to serve on our Board include his accounting, financial and legal background, his experience as a member of management and on the boards of other publicly traded companies, as well as his years of experience as an advisor to investment advisory companies.

If re-elected, Mr. Ramrath’s term will expire in 2026.

John C. Roche Age: 61 Director since 2017 President and CEO

Mr. Roche has been President and Chief Executive Officer of the Company since 2017. Prior to that, he led the Company’s personal and commercial lines businesses as Executive Vice President and President, Hanover Agency Markets. Since joining the Company in 2006, Mr. Roche has served in several senior leadership positions, including President, Business Insurance; Vice President, Field Operations, Marketing and Distribution; and Vice President, Commercial Lines Underwriting and Product Management. Prior to joining the Company, he served in senior roles at The St. Paul Travelers Companies. He began his career at Fireman’s Fund and Atlantic Mutual, where he held a number of underwriting and management positions.

Skills & Qualifications: We believe Mr. Roche’s qualifications to serve on our Board include his more than 30 years of experience in the property and casualty insurance industry, his management experience leading significant business units both at the Company and at St. Paul Travelers, and his detailed understanding of the Company and its business.

If re-elected, Mr. Roche’s term will expire in 2026.

Directors Continuing in Office

Francisco A. Aristeguieta Age: 59 Director since 2022 Nominating and Corporate Governance Committee Member

Mr. Aristeguieta currently serves as Group Head, International Banking for Scotiabank, a global provider of financial services. Prior to that appointment in May 2023, Mr. Aristeguieta served as special advisor for State Street Corporation, a provider of financial services to institutional investors worldwide. Mr. Aristeguieta served as Chief Executive Officer of State Street Institutional Services from 2020 to May 2022 and served as Executive Vice President and Chief Executive Officer of State Street International Business from 2019 to 2020. Before joining State Street in 2019, Mr. Aristeguieta was Chief Executive Officer of Citigroup Asia Pacific, an international investment banking and financial services provider, from 2015 to 2019. Prior to that role, he served as Chief Executive Officer of Citigroup Latin America from 2013 to 2015 and before that he led Citigroup’s Global Transaction Services Group in Latin America and served as vice chairman on the board of directors of Banco de Chile.

Skills & Qualifications: We believe Mr. Aristeguieta’s qualifications to serve on our Board include his many years of senior leadership and management experience in the financial services industry.

Mr. Aristeguieta’s term expires in 2026.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 6

Jane D. Carlin Age: 69 Director since 2016 Audit Committee Chair

Ms. Carlin has provided advisory and consultancy services to financial services companies since 2012. Prior to that, Ms. Carlin served in senior roles with leading companies, including Morgan Stanley Group Inc. and Credit Suisse Group AG. At Morgan Stanley, she held a number of leadership positions, most recently as managing director, global head of financial holding company governance and assurance, from 2006 to 2012, and previously from 1987 to 2003, when she served as managing director and deputy general counsel. From 2003 to 2006, Ms. Carlin was managing director and global head of bank operational risk oversight at Credit Suisse. In 2010, Ms. Carlin was appointed by the U.S. Treasury Department as chair of the Financial Services Sector Coordinating Council for Critical Infrastructure Protection and Homeland Security (“FSSCC”) and served in that role until 2012. Prior to that, from 2009 to 2010, she served as vice chair of the FSSCC and as chair of its Cyber Security Committee. Ms. Carlin serves as a trustee of iShares Trust and iShares U.S. ETF Trust.

Skills & Qualifications: We believe Ms. Carlin’s qualifications to serve on our Board include her many years of management experience in compliance, risk oversight, and cybersecurity in the financial services industry, and her experience on the boards of other publicly traded companies.

Ms. Carlin’s term expires in 2026.

J. Paul Condrin III Age: 63 Director since 2021 Compensation and Human Capital Committee Chair

Mr. Condrin served as Executive Vice President and President, Commercial Insurance for Liberty Mutual Insurance from 2012 until his retirement in 2018. During his 29 years at Liberty Mutual, Mr. Condrin served in other senior roles, including as President of three additional strategic business units, Corporate CFO and Corporate Comptroller. Mr. Condrin began his career at KPMG, where he specialized in serving insurance companies and higher education institutions. Mr. Condrin is also Chair of the Board of Trustees of Bentley University. Mr. Condrin has served on the Bentley Board of Trustees since 2013 and served as Interim President from June 2020 to May 2021.

Skills & Qualification: We believe Mr. Condrin’s qualifications to serve on our Board include his many decades of extensive experience in and knowledge of the insurance industry, including his many years of senior management experience.

Mr. Condrin’s term expires in 2027.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 7

Cynthia L. Egan Age: 69 Director since 2015 Chair of the Board Compensation and Human Capital Committee Member

From 2007 until her retirement in 2012, Ms. Egan was President, Retirement Plan Services for T. Rowe Price Group, a global investment management organization. From 1989 to 2007, Ms. Egan held progressively senior positions with Fidelity Investments, a multinational financial services corporation, serving as Executive Vice President, Head of Fidelity Institutional Services Company, President of the Fidelity Charitable Gift Fund, and Executive Vice President of Fidelity Management Research Co. From 2014 to 2015, she was an advisor to the U.S. Department of Treasury specializing in retirement security. Ms. Egan began her professional career at the Board of Governors of the Federal Reserve and prior to joining Fidelity, worked at KPMG Peat Marwick and Bankers Trust Company. Ms. Egan is also a director of Unum Group, a publicly traded insurance company providing group long-term disability insurance, employee benefits, individual disability insurance and special risk reinsurance; Vice Chair and Lead Independent Director of Huntsman Corporation, a publicly traded global manufacturer and marketer of differentiated and specialty chemicals; and a director of the BlackRock Fixed Income Funds Complex, a fund complex comprised of 103 mutual funds. Ms. Egan also serves as Emeriti Chair of the Board of Visitors of the University of Maryland School of Medicine.

Skills & Qualifications: We believe Ms. Egan’s qualifications to serve on our Board include her many years of management experience in the financial services industry at Fidelity and T. Rowe Price and her experience on the boards of other publicly traded companies.

Ms. Egan’s term expires in 2027.

Kathleen S. Lane Age: 67 Director since 2018 Nominating and Corporate Governance Committee Member

Ms. Lane served as Executive Vice President and Chief Information Officer at The TJX Companies, Inc. (“TJX”) from 2008 to 2013. Prior to joining TJX, Ms. Lane was Group Chief Information Officer at National Grid plc from 2006 to 2008. In addition, she served as Chief Information Officer at the Gillette Company, GE Oil & Gas, and GE Vendor Financial Services. Ms. Lane also served as Director, Technology Services of Pepsi Cola International and began her career at The Procter & Gamble Company. Since March 2024, Ms. Lane has served as a director of Camping World Holdings, Inc., a publicly traded retailer of RVs and related products and services. Ms. Lane previously served as a director of Armstrong Flooring, Inc., a publicly traded global producer of flooring products, from 2016 to 2022.

Skills & Qualifications: We believe Ms. Lane’s qualifications to serve on our Board include her many years of executive and management experience as a Chief Information Officer at leading companies and her experience on the boards of other publicly traded companies.

Ms. Lane’s term expires in 2027.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 8

Elizabeth A. Ward Age: 60 Director since 2022 Audit Committee Member

Ms. Ward served as Chief Financial Officer of Massachusetts Mutual Life Insurance Company (“MassMutual”), a mutual life insurance company, from 2016 until her retirement in December 2024. She previously served as Executive Vice President and Chief Actuary of MassMutual from 2015 to 2019, and as Chief Enterprise Risk Officer from 2007 to 2016. Prior to joining MassMutual affiliate, Babson Capital Management, in 2001, Ms. Ward worked in investment portfolio management and actuarial roles at American Skandia Life Assurance Company, Charter Oak Capital Management and Aeltus Investment Management, a subsidiary of Aetna Life & Casualty Company. Ms. Ward served as a member of the Board of Managers of Barings LLC, a registered investment company and subsidiary of MassMutual until her retirement in December 2024, and previously served on the Board of Directors of MML Investment Advisors, LLC (2013-2021) and MML Investors Services, LLC (2012-2021), each registered investment companies and subsidiaries of MassMutual. Ms. Ward also serves as a member of the Board of Trustees of The University of Rochester.

Skills & Qualifications: We believe Ms. Ward’s qualifications to serve on our Board include her decades of management experience in finance and accounting, actuarial science, risk management and investment management in the life insurance industry, including many years of senior management experience.

Ms. Ward’s term expires in 2026.

Board Profile and Diversity

The Board regularly evaluates its performance and composition and assesses each individual director’s and director nominee’s skills and expertise to ensure alignment with the Company’s overall long-term strategy. The Board believes diversity among its members provides the Company with extensive insight, perspective and experience that are important to effective corporate governance and in addressing the complex challenges that the Company faces. As set forth in the Charter of the NCGC, the Board considers each director’s and director nominee’s business experience, skills and expertise, and may consider the representation of diverse backgrounds when seeking members who represent a broad array of experiences and expertise in the context of the evolving needs of the Board.

The NCGC maintains a comprehensive skills and experience matrix for evaluating the background and skill set of the Board on both an individual and collective basis. The matrix details key competencies, demographic information, and outside public company board, committee, committee chair and CEO experience. The NCGC tracks each director’s level of current and developing expertise across the key competencies in order for the Board to ensure that it can effectively oversee the long-term success of the Company and to align with the Company’s goal of being a premier property and casualty insurance company in the independent agency channel.

On a collective basis, the Board has expertise in the following categories of key competencies:

•	capital markets	•	risk management
•	financial services	•	information security
•	mergers, acquisitions, and strategic business combinations	•	artificial intelligence / big data
•	finance / accounting	•	legal / regulatory
•	investments / portfolio management	•	investor relations
•	technology	•	corporate strategy
•	marketing and distribution	•	human resources / human capital management
•	governance	•	sustainability
•	government and public policy
•	property & casualty insurance (beyond service on our Board), including two sub-categories, one for underwriting and one for distribution

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 9

On a collective basis, the demographic profile of all director nominees and directors continuing in office after the Annual Meeting is reflected below.

Independence 90% Independent(9 of 10 members) Racial/Ethnic Diversity 20% People of Color(2 of 10 members) Gender Diversity 40% Female(4 of 10 members)
Board Leadership Roles 50% Female Leadership in Board Chair and Committee Chair roles(2 of 4 roles)
Independence 91% Independent (10 of 11 members) Racial/Ethnic Diversity 18% People of Color (2 of 11 members)

Gender Diversity 36% Female (4 of 11 members) Board Leadership Roles 50% Female Leadership in Board Chair and Committee Chair roles (2 of 4 roles)

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 10

Director Independence

Under the New York Stock Exchange (“NYSE“) listing standards, a member of the Board only qualifies as “independent” if the Board affirmatively determines the director has no material relationship with the Company (either directly, or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Company’s Corporate Governance Guidelines include standards that conform to those established by the NYSE and assist the Board in determining whether a director has a material relationship with the Company.

Until January 6, 2025, Mr. Donnell served as President and CEO of NCCI, and he retired from NCCI on February 14, 2025. The Company is an industry member of NCCI and currently conducts regular business activities with it, as NCCI is the exclusive or predominant source of workers compensation data, analysis and related sources for the workers compensation market in thirty-eight states where we offer workers compensation insurance. Additionally, one of our executive officers, Richard W. Lavey, currently represents the Company’s interests as a member of NCCI, serving on its board. The Board and the NCGC examined these relationships in light of the independence standards adopted by the NYSE and our Corporate Governance Guidelines, and concluded that Mr. Donnell is independent under these standards.

After review by, and following the recommendation of the NCGC, the Board determined that every director and director nominee is independent under the applicable standards, with the exception of Mr. Roche, who is the President and Chief Executive Officer of the Company.

There are no family relationships among any of the directors, director nominees or executive officers of the Company.

Board Refreshment and Tenure

The Board recognizes the importance of Board refreshment to provide new ideas and perspectives and strives to balance refreshment with the benefits of tenure, namely Company Board experience and continuity. Accordingly, the Board is committed to actively refreshing the full Board and each of its committees to maintain a mix of tenured directors, promote effective corporate governance, and proactively manage potential vacancies due to retirement. The Board engages a third-party recruiter to identify and recommend diverse and skilled candidates that will complement the current Board and support the Company’s strategy and values. Since the beginning of 2021, we have added three new directors, and four directors retired from the Board. This year the Board is recommending a new director for election by the shareholders. For purposes of providing a current snapshot of the Board, all director nominees and directors continuing in office after the Annual Meeting are included in the Board tenure profile below.

0 - 4 years 4 - 8 years 8+ years Average Tenure is 6.4 years

Board Tenure 8+ years 9 Average Tenure: 4.8 years 55% 0-4 years 5-8 years 36%

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 11

Consideration of Director Nominees

The NCGC may identify candidates for nomination to the Board through several sources, including third-party recruiters, recommendations from non-management directors, shareholders, the CEO, other executive officers, or other resources. As illustrated below, NCGC members first assess the current needs of the Board based on the key competencies discussed above and then proceed to evaluating and nominating appropriate director candidates whose skills, experience, and expertise can augment the key competencies the NCGC and the Board have identified.

Assess Identify Evaluate Nominate •Assess skills matrix. •Consider desired skills in light of current needs of the Board and the Company's strategy. •Review director qualification considerations as set forth in the NCGC Charter, including independence. •Third-party recruiters, non-management directors, executive officers, or other resources identify potential candidates in light of desired skill set. •Shareholders have the ability to present director candidates. •NCGC members review skills and expertise, qualifications, independence, and potential conflicts, and may consider diversity, of top candidates. •NCGC members and other members of the Board conduct interviews and inquiries with references. •NCGC recommends candidates and committee assignments to the full Board. •Board considers and acts on recommendations.

Director Qualifications

Members of the Board and nominees for election should possess high personal and professional ethics, have integrity and values, represent our core “CARE” (Collaboration, Accountability, Respect, Empowerment) values, and be committed to representing the long-term interests of the Company and its shareholders, employees, agents, customers and local communities. To maintain a majority of independent directors on the Board, as required by our Corporate Governance Guidelines, the NCGC and the Board have a strong preference that nominees meet our independence standards. Board members and nominees should demonstrate initiative, be participatory and contribute a perspective based on practical experience and mature judgment. The Board seeks members who represent a broad array of experiences and expertise in the context of the evolving needs of the Board. While we do not have a policy in this regard, when evaluating a candidate for Board membership, the NCGC and the Board may also take into consideration factors such as diversity of race, gender, ethnicity, background and age. Additionally, during its evaluation of each director nominee, the NCGC and the Board will evaluate each director nominee’s time commitments to ensure that members of the Board are able to dedicate sufficient time to the Board and any committees on which such director may serve.

As described above under “Board Profile and Diversity” starting on page 9, the NCGC maintains a comprehensive skills and experience matrix for evaluating the background and skill set of the Board on both an individual director and collective basis.

Shareholder Nominees

The NCGC will consider qualified director candidates recommended in writing by shareholders. Shareholders who wish to suggest qualified candidates for consideration by the NCGC may do so by writing and providing to the Company’s Corporate Secretary the candidate’s name, biographical data, qualifications, and evidence the candidate has agreed to serve if nominated and elected. All such submissions will be forwarded to the NCGC Chair. To allow the committee sufficient time to consider a candidate in advance of an annual meeting, a shareholder should submit recommendations to the Company’s Corporate Secretary by no later than December 31st of the year prior to the annual meeting. Shareholder-proposed candidates who meet the committee’s minimum qualification

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 12

standards, discussed in the preceding paragraphs, will be evaluated in the same manner as other candidates considered by the committee for Board nomination.

In May 2024, our shareholders approved certain amendments to our Amended and Restated By-laws (the “By-laws“) to revise the notice requirements for shareholder nominations. Pursuant to Section 3.3 of the By-laws, shareholders seeking to nominate a candidate for election to the Board without approval of the Board must deliver written notice of such nomination to the Company’s Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding year’s annual meeting. The notice must set forth specific information, which is outlined in Section 3.3 and 3.4 of our By-laws, including the name, address and number and class of shares of THG stock held by the shareholder submitting the nomination, as well as information concerning the nominee that is required to be disclosed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in a proxy statement soliciting proxies for the election of such nominee as a director, including a signed consent of the nominee to be named in a proxy statement and to serve as a director.

Separately, in order to comply with the universal proxy rules under the Exchange Act, a shareholder seeking to solicit proxies in support of director nominees other than the Company’s nominees must satisfy the advance notice provisions set forth in our By-laws and provide the additional information required by Rule 14a-19 of the Exchange Act.

Related-Person Transactions

The Board has established a written procedure for the review, approval and/or ratification of “transactions with related persons” (as such term is defined by the SEC, provided that the dollar threshold for review and approval in our policy is $100,000, which is more stringent than the $120,000 threshold established by the SEC). Pursuant to such policy, any related-person transaction must be presented to the Audit Committee for review, and the Audit Committee may approve, ratify or reject the transaction. In the event management determines that it is impractical to convene an Audit Committee meeting to consummate a particular transaction, the Chair of the Audit Committee (or the Independent Presiding Director, in the event the Chair of the Audit Committee or any of her immediate family members is the “related person”) has the authority to approve the transaction. The Chair of the Audit Committee, or Independent Presiding Director, as applicable, shall report to the Audit Committee at its next meeting any approval under this policy pursuant to this delegated authority. No member of the Audit Committee may participate in any approval or ratification of a transaction with respect to which such member or any of his or her immediate family members is the related person. In preparing the Company’s SEC filings and in determining whether a transaction is subject to this policy, the Company’s Chief Legal Officer is entitled to make the determination of whether a particular relationship constitutes a material interest of a related person. In evaluating a transaction with a related person, the Audit Committee shall consider all relevant facts and circumstances available to it and shall approve or ratify only those transactions that are in, or not inconsistent with, the best interests of the Company and its shareholders, as it determines in good faith. There are no transactions with related persons to report.

The Related Person Transaction Policy can be found on the Company’s website, www.hanover.com, under “About The Hanover—Our governance—Company policies—Related person transaction policy.” For a printed copy of the policy, shareholders should contact the Company’s Corporate Secretary.

Board Leadership Structure

We maintain a separate leadership structure between the roles of CEO and Chair of the Board in recognition of the differences between the two positions and what we believe best serves the Company at this time. We believe that separating the roles and having an independent Chair of the Board is in the best interests of the Company and its shareholders, and is consistent with corporate governance best practices. The separation of CEO and Chair better supports effective management oversight and promotes the Board’s oversight of risk management. While we believe these goals can be achieved without separating the CEO and Chair roles, we also take into consideration Ms. Egan’s demonstrated skill in leading our Board and counseling management.

The CEO is responsible for the Company’s strategic direction, day-to-day leadership, and performance, while the Chair of the Board is responsible for providing guidance to the CEO, setting meeting agendas and presiding over Board and shareholder meetings and over executive sessions of non-management directors (including the Committee of Independent Directors). The Chair of the Board is elected by the full Board annually.

It is the Board’s practice that in advance of regularly scheduled Board and committee meetings, the Chair of the Board, each Board committee chair, and the CEO convene to discuss and set the agendas for the respective meetings, based principally on a review of an annual topical calendar, prior discussions among directors and current topics of interest or concern. It is Ms. Egan’s practice to speak with each director following regularly scheduled Board meetings and to have other regular discussions with directors as she deems appropriate, to solicit ongoing feedback and reinforce inclusiveness and engagement. She also typically meets individually with the CEO, Chief Financial Officer and Chief Legal Officer of the Company following each Board meeting and as she otherwise deems appropriate.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 13

The Board generally convenes in executive session (i.e., with no members of management present) in connection with regularly scheduled Board meetings and at other times as deemed appropriate. In addition, the Board regularly meets with the CEO with no other members of management present. Directors have regular access to other members of senior management.

Board Meetings and Attendance

During 2024, there were five meetings of the full Board of Directors. In addition to formal Board and committee meetings held throughout the year, directors routinely engage in communications and interactions and convene informal telephonic or in-person meetings for discussion or planning purposes. The Board routinely convenes meetings at our headquarters in Worcester, Massachusetts, and periodically convenes meetings at other locations. In addition, Board and committee meetings are also held virtually through the use of videoconferencing technology.

For meetings held in 2024, all of the incumbent directors attended at least 75% of the Board meetings and meetings of committees on which they serve. In addition, as provided in the Company’s Corporate Governance Guidelines, all continuing directors and director nominees are expected to attend the Annual Meeting. All the directors serving at the time were present at last year’s annual meeting.

Board Committees

The standing committees of the Board consist of the Committee of Independent Directors (the “CID”), the Audit Committee, the Compensation and Human Capital Committee (the “CHCC”), and the NCGC. Each committee is composed solely of directors determined by the Board to be independent. The responsibilities of each of the committees are set forth in their charters, which are reviewed annually and updated as appropriate. Committee charters are available on the Company’s website, www.hanover.com, under “About The Hanover—Our governance—Committee charters.” For a printed copy of any committee charter, shareholders should contact the Company’s Corporate Secretary.

The current independent members of the Board, the committees on which they serve and the primary roles and responsibilities of each committee are identified below.

Committee of Independent Directors

Current Members:

Cynthia L. Egan (Board Chair)

Francisco A. Aristeguieta

Kevin J. Bradicich

Theodore H. Bunting, Jr.

Jane D. Carlin

J. Paul Condrin III

Kathleen S. Lane

Joseph R. Ramrath

Elizabeth A. Ward

Meetings Held in 2024: 8

Independence:

In addition to meeting the independence requirements under the NYSE listing standards, the Board has determined that each committee member participating in approving the CEO’s compensation also meets the independence requirements under Section 16 (“Section 16”) of the Exchange Act.

The CID, consisting of all the independent members of the Board, discharges such responsibilities as are referred to it from time to time by the Board or one of the Board’s other committees. The independent members of the Board typically meet in executive session at every scheduled Board meeting and from time to time meet informally.

Roles and Responsibilities:

•
Reviews and approves the recommendations of the CHCC and the NCGC, as applicable, with respect to establishing performance criteria (goals and objectives) for our CEO.
•
Evaluates the CEO’s performance and approves CEO compensation.
•
Periodically reviews:
o
the Company’s strategy, annual business plan and progress;
o
key risks and challenges facing the Company;
o
leadership development and succession planning for executive officers, including the CEO; and
o
other matters addressed during regular Board sessions with management.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 14

Audit Committee

Current Members:

Jane D. Carlin (Chair)

Theodore H. Bunting, Jr.

Elizabeth A. Ward

Meetings Held in 2024: 13

Independence:

The Board has determined that each committee member satisfies the requirements of the NYSE listing standards as to independence, financial literacy and experience, and satisfies the independence requirements of the Sarbanes-Oxley Act of 2002.

Audit Committee Financial Expert:

Additionally, the Board has determined that Mr. Bunting and Ms. Ward are Audit Committee financial experts, and Ms. Carlin is financially literate, in each case as defined by SEC regulations.

The Audit Committee assists the Board in overseeing, among other things, the integrity of the Company’s financial statements and related disclosures, accounting and financial reporting processes and internal controls, compliance with legal and regulatory requirements, and risk management. The Audit Committee generally meets in executive session with representatives of PricewaterhouseCoopers LLP (“PwC”), the Chief Financial Officer and the General Auditor, and by themselves, following regularly scheduled committee meetings. The Audit Committee also meets from time to time with the Company’s Chief Actuary, Chief Risk Officer and Chief Legal Officer.

Roles and Responsibilities:

•
The selection and engagement, compensation, retention, evaluation, oversight and, when deemed appropriate, termination of the Company’s independent, registered public accounting firm.
•
Annually evaluates the performance of the Company’s independent, registered public accounting firm, and determines whether to reengage it or consider other audit firms. Some of the factors considered by the Audit Committee in deciding whether to retain PwC include:
o
PwC’s technical expertise and capabilities with respect to audit and non-audit services;
o
PwC’s depth of knowledge of the Company’s operations and businesses, accounting policies and practices, and internal control over financial reporting, and PwC’s tenure as independent auditor, including the relative benefits compared to any concerns that may be associated with a longer tenure;
o
PwC’s independence and processes for maintaining its independence;
o
the quality and candor of PwC’s communications with the Audit Committee and management; and
o
the appropriateness of PwC’s fees relative to the scope and efficiency of the audit and non-audit services provided.
•
Oversees the Company’s General Auditor and approval of matters related to the General Auditor’s employment and compensation.
•
Reviews and discusses the Company’s financial statements and earnings press releases with management and PwC prior to their release.
•
Reviews the arrangements for, and the results of, the auditor’s examination of the Company’s books and records, auditors’ compensation, internal accounting control procedures, and activities and recommendations of the Company’s internal auditors, as well as any reports relating to the integrity of our financial statements, internal financial controls or auditing matters that are reported on our anonymous Alertline.
•
Reviews, among other things as detailed in its Charter, the Company’s significant accounting policies, the effect of regulatory and accounting initiatives, control systems, reserving practices and information security and disaster recovery programs.
•
Reviews compliance with legal and regulatory requirements, outstanding major litigation (if applicable) and major enterprise risks.
•
Reviews management’s approach to managing and mitigating the Company’s exposure to data security and privacy risk, and the Company’s efforts associated with cybersecurity.
•
Reviews related-person transactions.
•
Assists the Board in assessing the adequacy of the Company’s enterprise risk management program.
•
Receives periodic reports regarding developments in the regulatory environment and relevant legislative reforms.
•
Reviews the Company’s policies regarding political contributions and activities.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 15

Compensation and Human Capital Committee

Current Members:

J. Paul Condrin III (Chair)

Kevin J. Bradicich

Cynthia L. Egan

Meetings Held in 2024: 7

Independence:

The Board has determined that each committee member satisfies the independence requirements of the NYSE listing standards, as required by Section 16 and pursuant to any applicable SEC requirements.

The CHCC is responsible for establishing and monitoring our executive compensation programs and overseeing and reviewing our compensation strategies, policies and practices, including those related to corporate culture and human capital development.

Roles and Responsibilities:

•
Oversees compensation matters involving directors and executive officers of THG and makes compensation decisions regarding our executive officers (other than the CEO).
•
Annually reviews the CEO’s performance and other relevant external factors, in conjunction with the Chair of the Board and the NCGC.
•
Makes a recommendation to the CID for the CEO’s annual compensation.
•
Provides general oversight of the Company’s compensation structure, including compensation plans and benefit programs applicable to all employees.
•
Oversees a risk-based analysis of the Company’s incentive arrangements.
•
Periodically reviews the Company’s strategies, policies, practices and experience relating to recruiting and retention, personnel practices, succession planning, corporate culture and human capital development, including policies and practices relating to inclusion, diversity and pay equity, except to the extent reviewed by the Board.

Nominating and Corporate Governance Committee

Current Members:

Joseph R. Ramrath (Chair)

Francisco A. Aristeguieta

Kathleen S. Lane

Meetings Held in 2024: 6

Independence:

The Board has determined that each committee member satisfies the independence requirements of the NYSE listing standards.

The NCGC advises and makes recommendations to the Board on all matters concerning directorship and corporate governance practices and the selection of candidates as nominees for election as directors.

Roles and Responsibilities:

•
Establishes, subject to the approval by the Board, the general criteria for selecting new directors.
•
Considers and recruits candidates to fill positions on the Board in consultation with the Board, as appropriate.
•
Coordinates and oversees the Board’s evaluation of the individual directors who are eligible for re-nomination and election at each annual meeting.
•
In consultation with the Chair of the Board, recommends Board member committee assignments to the full Board.
•
Facilitates the Board’s annual review of the CEO’s performance.
•
Monitors sustainability matters, including certain environmental, social and governance efforts.
•
Monitors the Company’s corporate citizenship, charitable giving and shareholder advocacy matters.

Director Evaluation Process

On an annual basis, the NCGC leads a thorough evaluation process of the Board, each committee and each individual director nominee to ensure that the Board and each committee is functioning in a manner that supports our overall corporate strategy and considers the best interests of our shareholders. Additionally, evaluations of individual director nominees are designed to assess whether the desired skills and perspectives are appropriate based on the needs of the Company at that time. Our evaluation process encompasses an examination of the Board as a whole, each Board committee, and each individual director whose term is expiring at the next annual meeting, to determine if that director should be re-nominated for another term.

The evaluation process consists of formal questionnaires and discussions among directors. The questionnaires are designed to assess, at the Board level and at each committee level, overall effectiveness across multiple evaluation areas, including: governance

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 16

processes; whether the Board and the committees are maintaining the proper level of oversight; Board composition and function; meeting content, structure and preparation; and management’s interaction with the Board. The NCGC then facilitates discussion of the results of the assessment annually among the Board and each Board committee, with the Chair leading the process for the full Board and each committee chair leading the process for their own committee. Based on results of these evaluations and other factors, changes to the evaluation process are considered and implemented as appropriate. In recent years, feedback has contributed to enhancing new director onboarding, the content of meeting agendas, materials and presentations, and director engagement with other directors and with management.

Evaluations of individual directors who are eligible for re-nomination include a peer review questionnaire that is completed by each of the other directors and reviewed by the Board Chair and NCGC Chair or, in instances where one of these chairs is the subject of an evaluation, by the other chair and another member of the NCGC. The NCGC considers the feedback in its assessment of individual member contributions when making its nomination recommendations to the full Board, who then make final determinations regarding Board-nominated candidates. In addition to the formal director evaluation process, the Chair solicits informal feedback from directors during her follow-up calls to each director after the conclusion of every regularly scheduled Board meeting.

Director Time Commitments

The NCGC and the Board evaluate each director nominee’s time commitments to ensure its members have sufficient time to dedicate to the Board and any committees on which such director may serve. In addition to the Board’s evaluation and consideration of outside commitments, the Corporate Governance Guidelines include a formal policy regarding outside director service. The time commitment policy provides that, without the approval of the NCGC, current directors and director nominees who are CEOs or serving in executive management positions should serve on no more than one other public company board. Other current directors and other nominees should serve on no more than three other public company boards. All directors and nominees for election are in compliance with this policy.

Communicating with the Board

Shareholders and other interested parties can communicate with the Board, including the non-management directors and the Chair, by writing to The Hanover Insurance Group, Inc., Board of Directors, Attn: Corporate Secretary, 440 Lincoln Street, Worcester, Massachusetts 01653, through the website www.HanoverAlertLine.com or by calling 1-800-533-2547. An independent third-party service retrieves all submissions to the website and answers all calls to the toll-free telephone number and passes the information on to our Chief Legal Officer, our Chief Financial Officer, our General Auditor and the Chair of the Audit Committee, who, when appropriate, transmit the information to the appropriate member, or members, of the Board. Communications may be anonymous or confidential. Complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to the Chair of the Audit Committee. Other concerns will be referred to the Chair of the Board. All shareholder-related complaints and concerns will be received, processed and acknowledged by the Board. Further information regarding communications with the Board may be found at the Company’s website, www.hanover.com, under “About The Hanover—Our governance—Contact the board.”

Director Compensation

The CHCC is responsible for advising the Board with respect to the Company’s director compensation practices and programs. In executing such responsibilities in 2024, the CHCC reviewed relevant market data provided by its independent compensation consultant, Compensation Advisory Partners LLC (“CAP”), to assist it in developing compensation recommendations. The market data considered included an analysis of data from the Comparative Proxy Data Companies (for more information on these companies, see page 32), general industry survey data from the National Association of Corporate Directors for public companies with between $2.5 billion and $10.0 billion in revenue and a review of recent trends and developments in director compensation. The CHCC presented its recommendations to the full Board which, at its May 2024 meeting, made its decision for the succeeding year (beginning immediately following the Annual Meeting of Shareholders and running until the next Annual Meeting of Shareholders (the “Annual Compensation Cycle”)). In setting director compensation, the Board considered competitive pay levels in light of the amount of time directors expend in fulfilling their duties to the Company, as well as the level of skill and expertise the Company requires of its Board members. The Board also considered that it increased the annual director stock and cash retainer fees in 2023.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 17

Based upon its review of the information provided above and the CHCC’s recommendation, the Board did not make any changes to director compensation from the levels in effect during the 2023/2024 Annual Compensation Cycle. The director compensation for the 2024/2025 Annual Compensation Cycle, as approved by the Board, is reflected below.

Fees	2024/2025 Annual Compensation Cycle

Annual Director Retainer
Stock Component (issued pursuant to the 2022 Plan)	$150,000
Cash Component	$105,000
Chair of the Board Annual Retainer	$125,000
Committee Chair Annual Retainers*
NCGC	$21,000
CHCC	$25,000
Audit Committee	$36,000
Committee Member Annual Retainer
NCGC	$10,000
CHCC	$11,000
Audit Committee	$15,000

* Includes both committee chair and committee member retainer.

Pursuant to the Company’s 2022 Long-Term Incentive Plan (the “2022 Plan”), each non-employee director’s annual aggregate compensation for services as a director may not exceed $750,000.

At the election of each director, (i) cash retainers may be converted to Common Stock, and (ii) cash and stock-based compensation may be deferred pursuant to our non-employee director deferral plan. Deferred cash amounts are accrued in a bookkeeping account that is credited with notional interest based on the so-called General Agreement on Tariffs and Trade (“GATT”) rate (4.66% for 2024 and 4.54% for 2025, and as determined using the November 2023 and 2024 published rates, respectively).

Additionally, the Company’s charitable foundation provides matching contributions to gifts made by directors to qualified charities, up to $5,000 per director per calendar year.

Mr. Roche, as an employee of the Company, receives no additional compensation for his service as a member of the Board.

Director Compensation Table

The following table sets forth the total compensation of our non-employee directors for the 2024/2025 Annual Compensation Cycle. All amounts were paid in 2024.

Name	Fees Earned in Cash ($)		Stock Awards ($) (1)		All Other Compensation ($) (2)	Total ($)

Francisco A. Aristeguieta	115,076		149,924		—	265,000
Kevin J. Bradicich	116,076		149,924		—	266,000
Theodore H. Bunting, Jr.	120,076		149,924		—	270,000
Jane D. Carlin	141,076		149,924		—	291,000
J. Paul Condrin III	130,076		149,924		5,000	285,000
Cynthia L. Egan	241,076		149,924		5,000	396,000
Kathleen S. Lane	115,076		149,924	(3)	—	265,000
Joseph R. Ramrath	126,076		149,924		5,000	281,000
Elizabeth A. Ward	120,076	(4)	149,924	(4)	—	270,000
(1)
The amounts in this column reflect the grant date fair value of the annual stock retainer computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 718. Amounts calculated are based on the closing price of our Common Stock on the NYSE on the date of grant. None of our non-employee directors held any stock options or other unvested stock-based awards as of December 31, 2024. For information on the shareholdings for our directors, please see “Stock Ownership by the Company’s Directors and Executive Officers” on page 1.
(2)
Consists of matching contributions by the Company’s charitable foundation to qualified charitable organizations.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 18

(3)
All or a portion of this amount has been deferred at the election of the director.
(4)
Ms. Ward elected to convert her cash retainer into shares of THG stock for 2024. Accordingly, she received 896 additional shares during 2024 with a grant date fair value of $120,046, computed in the same manner as described in footnote 1 above. This amount is reflected in Fees Earned in Cash, representing converted cash fees, rather than in the Stock Awards column.

Board’s Role in Risk Oversight

The Board is responsible for overseeing the Company’s risk management program. The Company, being primarily in the business of risk, has established an enterprise-wide risk management (“ERM”) group to monitor, assess, manage and mitigate material risks to the Company. The Board, directly or through its standing committees, regularly receives reports and presentations from key members of the ERM group and management, including from the Company’s CEO, Chief Financial Officer, Chief Risk Officer, Chief Information Security Officer and Chief Legal Officer on matters which, in its or management’s view, merit attention from a risk management perspective, such as catastrophe risks, counterparty risks, reserves, insured exposure aggregation levels, ex-catastrophe underwriting risk, reinsurance levels and creditworthiness of our reinsurers, the investment portfolio, litigation, compliance and regulatory matters, privacy, cybersecurity, capital considerations, acquisitions, growth plans, leadership and succession, other operational risks, and material sustainability risks. Management presentations, business updates, and financial and strategic planning discussions with the Board and its committees regularly incorporate a discussion of risks and plans for mitigating or managing such risks, including emerging risks that could impact the Company’s long-term strategy. Additionally, the Board may engage with outside advisors and experts to discuss risk trends when necessary. The chart below sets forth the division of each committee’s risk oversight responsibilities, which we believe effectively addresses the risks facing the Company and allows for sufficient time, attention and expertise to be directed to the appropriate risks.

Board of Directors

Audit Committee

•
Regularly reviews with management certain financial and business risk exposures and the steps management has taken to monitor and control such risk exposures.
•
Reviews the Company’s enterprise risk assessment and risk management policies and procedures.
•
Receives periodic reports from the Company’s Chief Risk Officer, who reports to the Chief Financial Officer.
•
Reports to the Board its assessment of the Company’s ERM policies and procedures.
•
Reviews related person transactions, political contributions and certain sustainability matters, including material environmental risks.
•
Monitors cybersecurity and privacy risks, and the Company’s cybersecurity programs, with periodic updates from the Chief Information Security Officer.

CHCC

•
Receives, at least annually, results of an assessment of the risks associated with the Company’s compensation programs, as presented by a committee led by the Chief Risk Officer (and shared with the full Board). For additional information, see “Risk Management and Compensation” in the Compensation Discussion and Analysis section below.
•
Reviews the Company’s strategies and policies related to certain human capital management matters, including corporate culture, employee engagement and initiatives and programs regarding inclusion and diversity.

NCGC

•
Reviews the Company’s compliance program for its Code of Conduct, conflicts of interest, ethics and trading in Company stock.
•
Monitors matters pertaining to Board governance and shareholder rights.
•
Monitors certain risks related to the Company’s sustainability initiatives and disclosures.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 19

Sustainability and Corporate Responsibility

Our long-term strategy is focused on meeting our commitments to our policyholders and agents, with a view toward delivering outstanding financial results for our shareholders. We recognize that working to make a difference in the world and in the communities where we do business furthers that strategy. Our strong values and good corporate citizenship are essential to our success, and we are committed to carefully considering and incorporating sustainability efforts into our operational and strategic planning.

Oversight of these key sustainability matters is codified in Board committee charters. In addition, management presentations and reports on these topics are formally scheduled on Board or committee topical calendars and agendas, and they are regularly discussed in Board and committee meetings, as applicable, throughout the year.

Our executive leadership team, managers and business units are responsible for setting sustainability direction and strategy through their programs and policies. The Company’s Sustainability Council, a cross-disciplinary management group headed by our Chief Legal Officer and comprised of leaders across the organization involved in sustainability matters, oversees and coordinates the Company’s sustainability efforts.

For more information about our commitments to sustainability and to review our Sustainability Report, please visit our Corporate Responsibility website, www.hanover.com, under “About The Hanover—Our corporate commitment.” Information on our website is not a part of or incorporated into this Proxy Statement.

Human Capital Management

To successfully operate our business, we rely on our corporate culture and on attracting, developing and retaining qualified employees to differentiate our Company and deliver on our commitments to our independent agents, customers, investors and other stakeholders. With the support and oversight of the Board and each committee, as applicable, we focus on creating an engaging and inclusive environment for our workforce that aligns with our corporate culture and “CARE” values to promote employee development. For a more complete discussion of our commitment and focus on human capital management, refer to our Annual Report on Form 10-K for the year ended December 31, 2024.

Director Retirement Policy

It is the policy of the Board that a director retire effective at the Annual Meeting of Shareholders following his or her attainment of age 75. The policy does not provide for any waivers or exceptions.

Code of Conduct

The Company has adopted a Code of Conduct that is applicable to all directors, officers and employees of the Company, including our CEO, Chief Financial Officer and Corporate Controller. In addition, we expect our agents, contractors and others with whom we do business to act in accordance with our Code of Conduct. The Code of Conduct is available on the Company’s website, www.hanover.com, under “About The Hanover—Our governance—Company policies—Code of conduct policy.” For a printed copy of the Code of Conduct, shareholders should contact the Company’s Corporate Secretary. The Company will disclose any amendments to the Code of Conduct (other than technical, administrative or non-substantive amendments), or waivers of provisions of the Code of Conduct for its directors and executive officers, including the CEO, Chief Financial Officer and Corporate Controller, on its website within four business days following the date of such amendment or waiver.

Insider Trading Policy

The Company has adopted an Insider Trading Policy which governs the purchase, sale and/or other dispositions of our securities by the Company and our directors, executive officers and employees, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. Copies of the Insider Trading Policy and Addendum to Insider Trading Policy have been filed as Exhibit 19.1 and Exhibit 19.2, respectively, to our Annual Report on Form 10-K for the year ended December 31, 2024.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 20

Shareholder Engagement

In addition to regular discussions with investors and analysts, the Company engages in investor outreach throughout the year as an avenue to pursue a direct dialogue with interested shareholders to learn more about their perspectives, priorities and concerns. Engagement discussions with investors have traditionally included senior management and representatives from our investor relations department. A broad range of topics are discussed, including business performance and strategy, human capital management, governance, compensation programs and sustainability matters. Formal and informal communications with investors enable management and the Board to understand and consider the issues that matter most to our shareholders, so that the Company can effectively address them. Last year, after noting certain investor feedback and conducting a comprehensive review of our governance structure, the Company sought and received shareholder approval to declassify the Board’s structure in 2024. Accordingly, we amended and restated our Charter and By-laws in May 2024. The Board will be fully declassified beginning at our annual meeting of shareholders in 2027, when the term of the last elected class has expired.

In January 2025, the Company received shareholder feedback regarding the process for director removal prior to the Board being fully declassified in 2027, as described in Section 11(b) of the Charter. Pursuant to Delaware law, the Charter only permits removal of a director for “cause” until the Board is fully declassified in 2027. After receiving shareholder feedback regarding the definition of “cause” provided in the Charter, the Board formally acknowledged that it will continue interpreting “cause” consistent with Section 141(k) of the Delaware General Corporate Law. Beginning in May 2027, when the Board is fully declassified, a director may be removed with or without “cause” and Section 11(b) of the Charter will no longer apply.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 21

ITEM I

ELECTION OF DIRECTORS

The Board currently has 10 members and consists of three classes whose terms end in successive years. At the 2024 Annual Meeting of Shareholders, our shareholders approved an amendment to our Charter to declassify the Board so that directors are elected for a one-year term beginning at the 2025 Annual Meeting of Shareholders. The amendment did not change the unexpired three-year terms of directors elected prior to the effectiveness of the amendment, including the directors elected at the 2024 Annual Meeting of Shareholders.

There are five nominees for election to the Board this year. Messrs. Bradicich, Bunting, Donnell, Ramrath and Roche are each being nominated to serve for a one-year term expiring at the next annual meeting. The Board has voted to increase the size of the Board to 11 members, concurrent with the election of Mr. Donnell, provided that a majority of the votes cast approve Mr. Donnell’s election to the Board.

Directors serve until the expiration of their stated term and until their successor has been duly elected and qualified, or until their earlier death, resignation, removal or disqualification.

All of the nominees have indicated their willingness to serve and, unless otherwise directed, it is intended that proxies received in response to this solicitation will be voted in favor of the election of each of the nominees.

The affirmative vote of a majority of the votes properly cast (in person or by proxy) is required to elect director nominees. For purposes of electing directors, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Broker non-votes and abstentions, because they are not votes cast, are not counted for this Item I and will have no effect on the outcome.

If a nominee who is currently serving as a director is not re-elected at the Annual Meeting, then, under Delaware law, the director would continue to serve on the Board as a “holdover director.” However, under our By-laws, any director who is nominated but fails to be re-elected is required to promptly tender his or her resignation to the Board, effective at the end of his or her current term. The NCGC will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. In making their determinations, the NCGC and the Board may consider any factors deemed relevant. The Board will act on the NCGC’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not vote on the NCGC’s recommendation or the Board’s decision. If Mr. Donnell is not elected at the Annual Meeting, then, under Delaware law, he would not become a director and would not serve on the Board as a “holdover director.”

In the event that any of the nominees should be unavailable to serve as a director, it is intended that the proxies will be voted for the election of such substitute nominees, if any, as shall be designated by the Board. The Board and management have no reason to believe that any of the nominees will be unavailable to serve.

Information as to each nominee and as to directors continuing in office can be found under the section of this Proxy Statement entitled “Corporate Governance.”

The Board recommends a vote FOR each of the director nominees.

The Board recommends a vote FOR each of the director nominees.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 22

ITEM II

ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

Each year since our annual meeting in 2011, we have provided our shareholders with the opportunity to cast an advisory vote regarding the compensation of our named executive officers. At each meeting, our shareholders overwhelmingly approved the proposal, with more than 95% of the votes cast voting in favor of each proposal. As required by Section 14A of the Exchange Act, we are again seeking advisory shareholder approval of the compensation of our named executive officers, as disclosed in the section of this Proxy Statement entitled “Executive Compensation.” Shareholders are being asked to vote on the following:

Vote:

To approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and any related disclosure).

A substantial percentage of our named executive officers’ compensation is directly tied to stock performance and the attainment of financial and other performance measures the Board believes promote long-term shareholder value and position us for long-term success. As described more fully in the Compensation Discussion and Analysis, the mix of fixed and performance-based compensation, the terms of our short- and long-term incentive compensation programs, and the weighting of variable compensation more heavily toward equity awards, are all designed to enable us to attract and retain top talent and align the interests of our executive officers with those of our shareholders, while balancing risk and reward. The CHCC and the Board believe the design of the programs, and the compensation awarded to the named executive officers under the current programs, fulfills these objectives.

Shareholders are urged to read the Compensation Discussion and Analysis section beginning on page 27, which discusses in detail how our compensation programs support our compensation philosophy.

Although the vote is non-binding, the Board and the CHCC will consider the voting results in connection with their ongoing evaluation of the Company’s compensation programs. As recommended by our shareholders at our annual meeting in 2023, we intend to hold advisory votes on executive compensation annually. Accordingly, we anticipate the next such vote will be held at the Company’s 2026 Annual Meeting of Shareholders.

The affirmative vote of a majority of the votes properly cast (in person or by proxy) is required for approval of this Item II. Abstentions and broker non-votes, because they are not votes cast, are not counted for this Item II and will have no effect on the outcome.

The Board recommends a vote FOR the approval of this Item II.

The Board recommends a vote FOR the approval of this proposal.

The Board recommends a vote FOR an advisory vote on executive compensation every ONE year.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 23

ITEM III

RATIFICATION OF INDEPENDENT, REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent, external audit firm retained to audit the Company’s financial statements. The firm of PwC has been appointed by the Audit Committee of the Board to serve as the Company’s independent, registered public accounting firm for 2025. PwC has been retained as the Company’s independent, external auditor since 1995 and, for a predecessor company, beginning in 1991. Representatives of PwC will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

In order to assure continuing auditor independence, the Audit Committee periodically considers whether the Company should change its independent, external audit firm. Additionally, in conjunction with the mandated rotation of PwC’s lead engagement partner, the Audit Committee and its Chair are directly involved in the selection of PwC’s new lead engagement partner.

The members of the Audit Committee and the Board believe the continued retention of PwC to serve as the Company’s independent, external auditor is in the best interests of the Company and its investors. For a discussion of the factors that the Audit Committee considered in retaining PwC for 2025, see the “Audit Committee” section on page 15. The Board is submitting the appointment of PwC as the Company’s independent, registered public accounting firm for 2025 to the shareholders for their ratification. The Audit Committee bears the ultimate responsibility for selecting the firm and will make the selection it deems best for the Company and its shareholders. Should the shareholders fail to ratify the appointment of PwC, the Audit Committee will reconsider the appointment and may retain PwC or another accounting firm without resubmitting the matter to shareholders. Similarly, ratification of the selection of PwC as the independent, registered public accounting firm does not limit the Audit Committee’s ability to change this selection in the future.

The affirmative vote of a majority of the votes properly cast (in person or by proxy) is required for approval of this Item III. Abstentions, because they are not votes cast, are not counted for this Item III and will have no effect on the outcome.

The Board recommends a vote FOR the approval of this Item III.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 24

Fees Incurred from PricewaterhouseCoopers LLP

The table below shows the fees paid or accrued for the audit and other services provided by PwC for 2024 and 2023.

	2024	2023

Audit Fees (1)	$3,049,223	$3,010,983
Audit-Related Fees (2)	106,302	152,707
Tax Fees	—	—
All Other Fees	—	—

(1)
Audit fees represent fees for professional services provided in connection with the audit of our financial statements, including the audit of the internal controls over financial reporting, the review of our quarterly financial statements, and audit services provided in connection with statutory or other regulatory filings.
(2)
In 2024, audit-related fees consisted primarily of attestation services related to the Company’s employee benefit plans. In 2023, audit-related fees consisted primarily of attestation services in support of a catastrophe bond issuance and the Company’s employee benefit plans.

Fees and Pre-Approval Policy

The Audit Committee is responsible for overseeing and approving the audit fee negotiations associated with the Company’s retention of PwC. In addition, the Audit Committee is required to pre-approve all services performed by the independent auditor. At the beginning of each annual audit cycle, the Audit Committee pre-approves certain categories of audit, audit-related and other services, but such projects within these categories with fees expected to be $250,000 or greater must be specifically approved.

The Chair of the Audit Committee (or, in her absence, any other member of the Audit Committee) has the authority to pre-approve other audit-related and non-audit services to be performed by the independent auditors and associated fees, provided that such services are not otherwise prohibited and any decisions to pre-approve such services and fees are reported to the full Audit Committee at its next regular meeting. During 2024, the Audit Committee reviewed and pre-approved all services performed by the independent auditor, including non-audit services, in accordance with the policy set forth above. In assessing the independence of PwC, the Audit Committee reviews and considers aggregate fees and other factors for all audit-related and non-audit services compared to the overall audit fee.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 25

Audit Committee Report

Review of Audited Financial Statements with Management

The Audit Committee reviewed and discussed with management the audited financial statements of the Company.

Review of Financial Statements and Other Matters with Independent Auditors

An integral part of the audit process is to ensure that the Audit Committee receives information regarding the scope and results of the audit. Various communication requirements pertaining to the conduct of an audit exist to enhance the information flow and to assist the Audit Committee in discharging its oversight responsibility. In this regard, the Audit Committee discussed with the Company’s independent, registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by Auditing Standards No. 16, Communication with Audit Committees, issued by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee also received written disclosures and a letter from PricewaterhouseCoopers LLP regarding its communications with the Audit Committee concerning independence from the Company, pursuant to applicable requirements of the PCAOB, and has discussed with PricewaterhouseCoopers LLP its independence from the Company. The Audit Committee considered and determined that the provision of the non-audit professional services approved by the Audit Committee in 2024 is compatible with PricewaterhouseCoopers LLP’s maintaining its independence from the Company.

Responsibility and Oversight

Management is responsible for the Company’s financial statements, the overall reporting process and the system of internal control over financial reporting. PricewaterhouseCoopers LLP, as our independent, registered public accounting firm, is responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity, in all material respects, of the annual financial statements with generally accepted accounting principles in the United States and expressing an opinion on the effectiveness of our internal control over financial reporting as of the end of the fiscal year. In performing their oversight responsibility, the members of the Audit Committee rely, without independent verification of the information provided to them, on the representations made by management and PricewaterhouseCoopers LLP.

Recommendation that Financial Statements be Included in the Annual Report

Based on the reviews and discussions referred to above and relying thereon, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

Other Matters

The Audit Committee satisfied its responsibilities under its Charter for the year 2024. For additional information on the duties and responsibilities of the Audit Committee, see the sections of this Proxy Statement entitled “Related-Person Transactions” (page 13), “Board Committees—Audit Committee” (page 15), “Board’s Role in Risk Oversight” (page 19), and the Audit Committee Charter, available on our website, www.hanover.com, under “About The Hanover—Our governance—Committee charters—Audit committee” or from our Corporate Secretary.

In accordance with the rules of the SEC, this report is not to be deemed “soliciting material,” or deemed to be “filed” with the SEC or subject to the SEC’s Regulation 14A, other than as provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference in documents otherwise filed.

February 18, 2025

AUDIT COMMITTEE

Jane D. Carlin, Chair

Theodore H. Bunting, Jr.

Elizabeth A. Ward

The Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that THG specifically incorporates this information by reference, and it shall not otherwise be deemed filed under such Acts.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 26

EXECUTIVE COMPENSATION

Note Regarding Non-GAAP Financial Measures

The discussion of our results in this CD&A includes a discussion of our operating income before interest expense and income taxes (“Pre-Tax Operating Income”), Pre-Tax Operating Income, excluding catastrophes (“Ex-Cat Operating Income”), and adjusted operating return on average equity (“Adjusted Operating ROE”). Each of these financial measures is a non-GAAP financial measure. Definitions and, where required, reconciliations to the most directly comparable GAAP measure are contained in Appendix A to this Proxy Statement, which is incorporated herein by reference.

Compensation Discussion and Analysis (“CD&A”)

The Compensation and Human Capital Committee (the “CHCC”), in consultation with the Board’s Committee of Independent Directors (the “CID”), is responsible for establishing and monitoring our executive compensation programs. More specifically, the CHCC is responsible for approving the compensation for our executive officers, including those identified in the table below (our “named executive officers” or “NEOs”), subject, in the case of our CEO, to approval by the CID. Although this discussion and analysis refers principally to the compensation of our NEOs, the same general compensation principles and practices apply to all of our executive officers.

2024 NEOs

NEO	Title

John C. Roche	President and CEO

Jeffrey M. Farber	EVP and CFO

Richard W. Lavey	EVP and President, Hanover Agency Markets

Bryan J. Salvatore	EVP and President, Specialty

Dennis F. Kerrigan	EVP and Chief Legal Officer

Executive Summary and Overview

Fiscal 2024 Results

•
Net Income – $426.0 million;
•
Ex-Cat Operating Income – $1,026.0 million;
•
Pre-Tax Operating Income – $650.1 million;
•
Combined Ratio – 94.8%;
•
Net Written Premium – $6.1 billion, up 4.7% from 2023, reflecting growth of 6.2% in Specialty, 4.3% in Personal Lines, and 4.2% in Core Commercial;
•
Dividend Yield – increased our quarterly dividend by 5.9% to $0.90 per share, or $3.60 annualized, returning $124.1 million to our shareholders in the form of dividends;
•
Share Repurchases – repurchased approximately 170,000 shares of our Common Stock for $26.7 million;
•
Execution of Other Strategic Objectives – executed on significant strategic priorities, as discussed under “Short-Term Incentive Compensation” below; and
•
Company Recognitions – recognized by Newsweek as “One of America’s Most Responsible Companies” for the fourth consecutive year and Human Rights Campaign Foundation as a “Leader in LGBTQ+ Workplace Inclusion” for the seventh consecutive year; named to TIME’s list of “World’s Best Companies” and U.S. News & World Report’s “Best Companies to Work For”; and recognized as a “Best Place to Work for Disability Inclusion” by Disability Equality Index.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 27

2024 Pay Decisions

During 2024, we maintained our commitment to “pay for performance,” and continued to emphasize variable compensation over fixed pay, as indicated below:

Long-Term Incentive Plan – performance-based restricted stock unit (“PBRSU”) payouts – 2022 relative total shareholder return PBRSUs - Three-year total shareholder return of 30.17% (assuming reinvestment of dividends) resulted in performance at the 23rd percentile as compared to a pre-identified set of peers, and exceeded our three-year compounded dividend yield of 7.74% for the 2022-2024 performance period. Accordingly, our relative total shareholder return PBRSUs for the 2022-2024 performance period were earned at 25.0% of target Short-Term Incentive Plan – As described in “Short-Term Incentive Compensation” below, strong underlying performance and achievement of strategic objectives resulted in a funding level at 150% of target 2024 NEO Pay Mix 2022 return on equity PBRSUs - Three-year average Adjusted Operating ROE was 11.5%, and accordingly, our return on equity PBRSUs for the 2022-2024 performance period were earned at 125.0% of target Payout (125.0.0%) Threshold (50%) Target (100%) Maximum (150%) (0%) Threshold (25%) Payout (72.73%) Target (100%) Maximum (150%) (0%)

Note: “target compensation” as used in the graphics above means base salary, target short-term incentive compensation, and long-term equity awards measured at target value.

Our compensation decisions reflect, in part, the strong support our shareholders have expressed by approving our “say on pay” proposals. In each year since we began holding an annual “say on pay” vote, more than 95% of the shares cast on these proposals have been voted in favor of our executive pay programs and practices.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 28

Relationship Between Pay and Performance

One of the primary objectives in the design and implementation of our executive compensation programs is to ensure that a meaningful relationship exists between the compensation earned by our executives and the overall success of our organization and shareholder value creation. This objective, however, is also weighed against other important considerations, such as the importance of rewarding individual achievement, recognizing the longer-term value of achieving strategic and operating objectives, innovating in a dynamic market, attracting and retaining key executives, maintaining stability in our organization, demonstrating leadership capabilities and promoting our “CARE” values (Collaboration, Accountability, Respect, Empowerment), which includes supporting our human capital initiatives and other sustainability objectives. As a result of these considerations, when making compensation decisions, the CHCC also considers events or circumstances that we have limited ability to manage, such as unusual weather-related losses and catastrophes, and other significant contributions and/or achievements of our executives. To achieve our compensation objectives, we design our executive compensation programs to include what we believe is an appropriate mix of fixed versus variable compensation elements.

Over the past three years, variable compensation opportunities (short-and long-term incentive target awards) have comprised approximately three-quarters of our NEOs’ total target annual compensation opportunity, nearly two-thirds of which has been in the form of long-term equity awards tied to stock price performance. We believe tying such a large portion of our NEOs’ total target compensation opportunity to variable compensation, while providing competitive levels of base salary, strikes an appropriate balance between fixed compensation and compensation that may fluctuate based on Company and individual performance, and has resulted in a meaningful relationship between both our short- and long-term performance and pay actually earned and realized by our NEOs.

While no standard definition of “pay for performance” has been universally adopted, we believe an examination of variable compensation earnings over the past three years, as set forth below, shows a meaningful connection between our overall performance and the amounts earned by our NEOs.

Despite continued inflationary pressures and increased casualty loss trends, as well as elevated weather-related catastrophe losses, we have demonstrated strong underlying performance over the past three years. During this period, our ordinary annual dividends paid per share increased 20%, and we returned approximately $412.5 million to shareholders in the form of stock buy-backs and dividend payments. Moreover, during the past three years we continued to diversify our business across product lines and geographies and grew net written premium by 21.8%. In addition to our financial achievements, during this period we executed on many key strategic priorities, including achieving substantial progress on our plans for margin recapture and mitigation of the impact of severe weather; positioning the Company for strategic growth through changes in underwriting, terms and conditions, pricing and geographic mix; increasing investments in technology with an emphasis on modernizing our platforms and advancing innovation and digitization initiatives; and continuing the advancement of human capital management matters, including corporate-culture enhancing initiatives, and other sustainability efforts. We believe our executive compensation programs over this period appropriately rewarded our executives for the value generated for our shareholders.

Short-Term Incentive Compensation Awards – Results and Payouts

Year	Performance Measure Targets	Actual Results / Percent of Target	Payout Relative to Target Award

	Pre-Tax Operating Income - $486M	$285.1M / 59%
2022	Ex-Cat Operating Income - $743M	$687.7M / 88%	88.0%
	Pre-Established Strategic Priorities	Achieved
	Pre-Tax Operating Income - $461M	$105.6M / 0%
2023	Ex-Cat Operating Income - $749M	$795.7M / 134%†	95.0%
	Pre-Established Strategic Priorities	Achieved / 105%
	Pre-Tax Operating Income - $461M	$650.1M / 175%
2024	Ex-Cat Operating Income - $874M	$1,026.0M / 187%	150.0%
	Pre-Established Strategic Priorities	Achieved / 115%

† Percentage payout as adjusted pursuant to the terms of the 2023 Short-Term Incentive Compensation Program.

Long-Term Incentive Compensation: PBRSUs (Relative Total Shareholder Return Performance Metric) with Performance Periods Ending in 2022, 2023 and 2024 – Results and Payouts

Year Ended	Target (100%)	3-Year Total Shareholder Return	Relative Total Shareholder Return	Payout

2022	Three-Year Relative Total	9.40%	43rd Percentile	86.96%
2023	Shareholder Return at	14.84%	36th Percentile	72.73%
2024	the 50th Percentile	30.17%	23rd Percentile	25.00%

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 29

Long-Term Incentive Compensation: PBRSUs (Average Adjusted Operating ROE Performance Metric) with Performance Periods Ending in 2022, 2023 and 2024 – Results and Payouts

Year Ended	Target (100%)	3-Year Average Adjusted Operating ROE Achieved	Payout

2022	Three-Year Average Adjusted Operating ROE Achieved at 9.50% to 10.50%	12.0%	130.0%
2023	Three-Year Average Adjusted Operating ROE Achieved at 9.50% to 10.50%	11.1%	112.0%
2024	Three-Year Average Adjusted Operating ROE Achieved at 10.0%	11.5%	125.0%

Long-Term Compensation: Options Granted in 2022, 2023 and 2024

		FY End 2022		FY End 2023		FY End 2024
Year of Option Award	Option Exercise Price	THG Closing Price	Intrinsic Value† per Option	THG Closing Price	Intrinsic Value† per Option	THG Closing Price	Intrinsic Value† per Option

2022	$139.51	$135.13	$—	$121.42	$—	$154.66	$15.15
2023	$140.01	N/A		$121.42	$—	$154.66	$14.65
2024	$134.26	N/A				$154.66	$20.40

† Intrinsic Value is calculated as the difference between the applicable THG Closing Price and the Option Exercise Price.

In summary, our performance and, with respect to long-term incentive awards, our stock price, have a significant impact on compensation for our NEOs. The CHCC continues to grant target compensation at levels that it believes are appropriate under current circumstances, but actual compensation is, and is expected to continue to be, highly dependent on our financial performance and stock price.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 30

Compensation Best Practices

WHAT WE DO
✓	Long-term incentive plan comprised exclusively of equity-based awards tied to stock price and that vest generally over a period of three years
✓	Significant stock ownership guidelines for executive officers
✓	Maintain a clawback policy that aligns with the New York Stock Exchange (“NYSE”) listing standards and SEC rules
✓

Robust clawback provisions in equity award agreements that provide for participants to return value received upon vesting of time-based and performance-based RSUs and exercise of stock options in the event an executive breaches certain non-solicitation, non-interference or confidentiality provisions or otherwise violates our Code of Conduct

✓	Double-trigger requirement for change in control benefits (other than for TBRSUs issued to “retirement eligible employees”)
✓	Independent compensation consultant
✓	Regular review of compensation peer groups
✓	Annual review of compensation plans, policies and practices
✓	Every executive officer is subject to non-solicitation, non-interference and confidentiality agreements

WHAT WE DON'T DO
X	No excessive perquisites for executive officers
X	No re-pricing of stock option grants
X	None of our executive officers are entitled to “280G tax gross-up” payments in connection with their change in control benefits
X	Executive officers and directors are prohibited from pledging any of their THG securities, and all officers, directors and employees are prohibited from hedging our securities
X	No uncapped payouts under our short- and long-term incentive plans for executives
X	No payment of dividend equivalents on equity awards until vesting

Executive Compensation Policy and Objectives

The overall objectives of our executive compensation programs are to:

•
attract and retain qualified, high-performing individuals who will contribute to our continued success;
•
tie a significant portion of compensation to overall financial and business objectives, balancing risk and reward;
•
incentivize executives to manage and invest in the long-term, sustained success of the Company;
•
encourage our executives to promote our “CARE” values, including human capital development and other sustainability priorities; and
•
align the interests of our executives with those of our shareholders.

Each component of compensation is intended to achieve particular objectives, and the entire compensation package is designed to align with our business strategy and be reasonably competitive in the marketplace. Although we do not have a policy for a fixed allocation between either cash and non-cash or short-term and long-term incentive compensation, we design our NEO compensation packages with greater emphasis on variable compensation tied to performance rather than base salary, and a significant portion of total target compensation is in the form of long-term, equity-based awards, which are subject to multi-year vesting requirements and the value of which is dependent on our stock performance. This approach is intended to balance short- and long-term performance goals and promote shareholder value.

Setting Executive Compensation

Use of Compensation Consultants and Comparative Data

In evaluating our executive compensation programs for 2024, the CHCC was advised by its independent compensation consultant, Compensation Advisory Partners LLC (“CAP”). CAP was selected by, and reports to, the CHCC. Pursuant to its Charter, the CHCC may select its outside compensation consultant only after taking into consideration factors relevant to that consultant’s independence, including such factors required to be considered under the NYSE listing standards. The CHCC reviewed such factors as

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it deemed appropriate, including all such factors required by the NYSE listing standards, and believes that CAP is independent from the Company and its management. CAP was not engaged by the Company for any other purpose, and the CHCC reviewed all compensation payable to this firm.

During 2024, a representative of CAP:

•
regularly attended, either in person or via video conference, CHCC meetings;
•
periodically participated in executive sessions of the CHCC, at which no members of management were present;
•
provided relevant market and comparative data and information;
•
provided advice regarding compensation trends and developments;
•
assisted in the review and design of our director and executive compensation programs; and
•
provided advice with respect to compensation decisions relating to our executive officers and directors.

Additionally, for 2024, CAP reviewed and provided comments regarding the executive compensation disclosure in the 2024 Proxy Statement and provided input to the CHCC and to management regarding the selection of peer companies against which to evaluate executive compensation levels and practices.

CAP provided information as to compensation levels for comparable positions at other companies that compete with us for executive talent and business. For 2024, this data was prepared based upon the publicly disclosed proxy statements of the group of property and casualty insurance companies listed below (the “Comparative Proxy Data” and, such companies, the “Comparative Proxy Data Companies”) and market pay data collected from the 2023 Mercer U.S. Property & Casualty Insurance Compensation Survey, the 2023 CompAnalyst Insurance Compensation Survey, and the 2023 PayFactors Insurance Compensation Survey, each adjusted for size (collectively, the “Comparative Market Data”). The Comparative Proxy Data Companies were determined by the CHCC in 2023 based upon the recommendation of CAP due to their size relative to the Company, comparable business mix and overlap with peer groups established by certain proxy advisory firms. Based on the CHCC’s evaluation and CAP’s recommendations, no changes were made to the list for 2024.

Comparative Proxy Data Companies

• American Financial Group, Inc.	• Mercury General Corporation
• AXIS Capital Holdings Limited	• Old Republic International Corporation
• Cincinnati Financial Corporation	• Selective Insurance Group, Inc.
• CNA Financial Corporation	• The Hartford Insurance Group, Inc.
• Kemper Corporation	• W.R. Berkley Corporation
• Markel Group Inc.

The CHCC reviews the Comparative Proxy Data and the Comparative Market Data, including information on base salary levels, target and actual total cash levels, long-term incentive payouts and target opportunities, and target and actual total compensation levels, as well as comparative financial metrics, such as direct premiums written, market capitalization, and net income. While the CHCC believes the Comparative Proxy Data and the Comparative Market Data are useful, such data is intended solely as one of several reference points to assist the CHCC in its compensation discussions and deliberations. Accordingly, rather than relying on or setting benchmarks solely against such data for purposes of evaluating the executive compensation amounts that we pay or award, the CHCC also relies on the general knowledge, experience, and judgment of its members, both with regard to competitive compensation levels and the relative success that we have achieved in recruiting and retaining personnel.

Role of Executive Officers in Compensation Decisions and CEO Performance Review

CHCC meetings are regularly attended by our CEO, Chief Legal Officer and Chief Human Resources Officer, as well as representatives of its independent compensation consultant, CAP. Each individual generally participates in these meetings and provides counsel and advice at the CHCC’s request. Other independent directors and members of management also attend meetings from time to time. In addition, the CHCC regularly meets in executive session without members of management present. An executive is not permitted to be present while the CHCC conducts its deliberations on that executive’s compensation.

Following a process that was established by the Nominating and Corporate Governance Committee (the “NCGC”) and the Board, our independent Chair of the Board leads an annual performance review of the CEO. This review includes discussions with directors and officers, and a review of the CEO’s self-assessment and of our financial and operational performance. The CHCC annually considers the CEO’s performance and other relevant external factors and makes a recommendation to the CID for the CEO’s annual compensation. The CHCC’s recommendation and the results of the performance evaluation are then reviewed and discussed by the

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CID. Results of this review process help form the basis for establishing the CEO’s annual compensation package. The CID has final authority to approve the compensation of our CEO.

For compensation decisions regarding NEOs (other than the CEO), the CHCC primarily considers the recommendations of our CEO, its own observations regarding each executive, as well as the Comparative Proxy Data and Comparative Market Data provided by its independent compensation consultant.

Principal Components of 2024 Executive Compensation

2023 2024 2025 2026 Options have a 10- year term (2033) Base Salary paid bi-weekly throughout 2023 Short-Term Incentive – based on 2023 Company and individual performance. Lump sum paid in March 2024 Long-Term Incentive – Time-Based and Performance- Based Restricted Stock Units. Cliff vest in 2026 Long-Term Incentive – Non- Qualified Stock Options. 1/3 of the award vests on the first three anniversaries of grant

Annual Base Salary

Annual base salary is designed to provide a fixed level of compensation to our NEOs depending on their roles, skills, qualifications, and competitive pay levels (based upon the Comparative Proxy Data and Comparative Market Data), as well as to attract and retain employees. Base salary, however, is only one of several different components of an executive’s total compensation package and makes up a significantly smaller portion of total target compensation than the combined short- and long-term incentive opportunities described below.

2024 Base Salary Rate

NEO	2024 Base Salary Rate ($)	% Change*

John C. Roche	1,100,000	0.0
Jeffrey M. Farber	785,000	2.6
Richard W. Lavey	700,000	3.7
Bryan J. Salvatore	645,000	3.2
Dennis F. Kerrigan	593,000	5.0

* Percentage change measured against base salary rate in effect as of the end of 2023. Adjustments effective April 2024.

The annual base salary adjustment for each of Messrs. Farber, Lavey, Salvatore and Kerrigan was approved by the CHCC after taking into consideration each NEO’s performance, expertise, experience, breadth of responsibilities, and a review of Comparative Proxy Data and Comparative Market Data.

Short-Term Incentive Compensation

Our short-term incentive compensation program (the “STIP”) provides annual, performance-based cash compensation opportunities for our NEOs. Opportunities are targeted at a percentage of annual base salary, depending on each executive’s role, competitive pay levels (based upon the Comparative Proxy Data and Comparative Market Data) and overall pay package. Actual

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payouts under the program’s terms could range from 0% to approximately 195% of the target award based upon Company and individual performance, as discussed below.

Specifically, our short-term incentive compensation program is designed to motivate and reward:

•
achievement of annual targeted financial goals;
•
an executive’s overall contribution to the Company;
•
achievement of annual operating business goals and strategic priorities that are linked to overall corporate financial results and other business priorities; and
•
an executive’s demonstration of core leadership competencies and “CARE” values.

2024 Short-Term Incentive Compensation Target Awards

NEO	Target Award as a % of Base Salary Rate

John C. Roche	200%
Jeffrey M. Farber	130%
Richard W. Lavey	120%
Bryan J. Salvatore	120%
Dennis F. Kerrigan	80%

In 2024, the target award was increased (i) from 185% to 200% of base salary for Mr. Roche; (ii) from 125% to 130% of base salary for Mr. Farber; (iii) from 110% to 120% of base salary for Messrs. Lavey and Salvatore; and (iv) from 75% to 80% of base salary for Mr. Kerrigan. These increases were made in recognition of each of the NEO’s performance and after a review of Comparative Proxy Data and Comparative Market Data.

The CHCC retains discretion to determine the individual bonus amount to be paid to each NEO. In determining these amounts for 2024, the CHCC primarily considered (i) the funding level achieved under the STIP and (ii) each NEO’s individual performance. Each consideration is further described below.

The funding level achieved under the STIP. The STIP is a performance-based bonus program that provides incentive cash compensation opportunities to approximately one-half of our workforce, including our NEOs and other executive officers. For 2024, potential funding under the STIP ranged from 0% to a maximum of approximately 195% of target based on the following three pre-established performance metrics: (i) Pre-Tax Operating Income (20% weighting); (ii) Ex-Cat Operating Income (50% weighting); and (iii) the strategic objectives discussed below (30% weighting). The CHCC chose this combination of metrics because it reflects the primary way that the Board evaluates our financial and operating performance. Achievement of these performance metrics is expected to enhance our stock value and shareholder returns in both the short- and long-term.

Actual funding is not intended to be formulaically obtained by strict application of these items, and the CHCC retains the discretion to increase or decrease the funding pool and individual awards based upon factors it deems appropriate and in the best interests of the Company. Set forth below are the Pre-Tax Operating Income and Ex-Cat Operating Income levels required to obtain threshold, target and maximum funding levels for the STIP for 2024:

Funding Level	Pre-Tax Operating Income (in millions)	Ex-Cat Operating Income (in millions)

Threshold (25% and 50% funding, respectively)	$184	$612
Target (100% funding)	$461	$874
Maximum (175% and 200% funding, respectively)	$576	$1,049

The level of Pre-Tax Operating Income required to achieve target funding level remained the same as the 2023 target and was above actual performance in 2023 for such metric. The level of Ex-Cat Operating Income required to achieve target funding level was increased by $125 million (16.7%) from the 2023 target and was above actual performance in 2023 for such metric. Targets established for 2024 were set at levels reflecting the Company’s anticipated earnings power and planned strategic investments, as well as our desire to set goals that represent a meaningful challenge to the organization. These targets were also designed to better reward employees when our financial performance compares favorably to that of our peers in the industry.

During 2024, Pre-Tax Operating Income was $650.1 million and Ex-Cat Operating Income was $1,026.0 million. Accordingly, under the formula set forth in the STIP, these two funding components of the program were achieved at 175% and 187% of target, respectively.

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In addition to the financial metrics discussed above, for 2024, the following strategic objectives (which may fund at 0% to 200% of target) were considered:

Strategic Objectives	Measures of Achievement
Quality of Earnings	• Significantly exceeded full year Pre-Tax Operating Income target • Strengthened reserve position and reinsurance coverage • Maintained high quality, well-laddered and diversified investment portfolio
Profitability Improvement
•
Significantly exceeded Pre-Tax Operating Income and Ex-Cat Operating Income targets
•
Significant advances in margin recapture and catastrophe mitigation plans
•
Improved capital position and resumed share repurchases during the fourth quarter of 2024
•
Tactically repositioned portions of our investment portfolio to capture higher investment yields while maintaining portfolio quality

Portfolio Growth
•
Despite taking significant underwriting actions designed to recapture margin and mitigate catastrophe exposure, achieved net written premium growth of 4.7%, exceeding plan, and reflecting net written premium growth of 6.2% in Specialty, 4.3% in Personal Lines and 4.2% in Core Commercial

Relative Performance
•
Return on equity above average of Comparative Proxy Data Companies
•
Navigated the casualty trend environment better than most peers by effective geographic and industry risk selection
•
Leader in the independent agency channel in addressing home deductibles and needed rate increases

Optimize Organization Effectiveness
•
Delivered approximately 70 enhancements to our underwriting and quoting platform for certain Specialty businesses to drive efficiencies and better user experience
•
Delivered enhancements to claims system to improve user, customer and agent experience
•
Continued to expand Core Commercial quoting capabilities and implemented agent facing endorsements for TAP sales
•
Introduced artificial intelligence (AI) capabilities company-wide, supported by training, engagement and communication

Build Organization of the Future
•
Launched pilot for mid-level leader coaching solution aimed at accelerating personalized development
•
Received overall favorable employee engagement “pulse” survey results
•
Continued commitment and progress against inclusion and diversity measures

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After reviewing the Company’s overall financial performance during 2024 (measured in part by our Pre-Tax and Ex-Cat Operating Income results), the significant progress achieved with respect to the strategic objectives described above (which the CHCC certified at 115% of target), and other factors, such as the high level of achievement of these pre-set goals and the need to retain key employees in a very competitive labor market, the CHCC determined to fund the STIP at 150% of target. While a metric weighted calculation would have produced funding at approximately 163% of target, the CHCC took into consideration growth of net written premiums, the expense impact and payouts under the STIP in recent years and determined to reduce the funding to 150% of target. This funding level was the primary reference point for determining individual NEO awards because the CHCC intends that the percentage of each NEO’s award that is paid be comparable, generally, to the percentage funded to all participants under the STIP.

NEO individual performance. The CHCC also evaluates each NEO’s overall performance within his area of responsibility when determining the annual bonus payout level for that executive. Set forth below are various contributions and accomplishments considered by the CHCC in its evaluation of the overall individual performance of our NEOs.

John C. Roche

•
Delivered strong financial metrics, including Pre-Tax Operating Income of $650.1 million and Ex-Cat Operating Income of $1,026.0 million;
•
Total net written premiums were up 4.7% from 2023, reflecting growth of 6.2% in Specialty, 4.3% in Personal Lines and 4.2% in Core Commercial;
•
Received an outstanding annual evaluation from the Board, specifically in recognition of strong performance against pre-established goals, leadership capabilities and demonstration of our “CARE” values;
•
Executed on significant margin recapture and catastrophe mitigation initiatives;
•
Further developed data and analytics capabilities while delivering key innovation strategies;
•
Continued progress with senior leadership succession planning, further enhancing leadership effectiveness; and
•
Received overall favorable employee engagement “pulse” survey results.

Jeffrey M. Farber

•
Led effective corporate finance, investment, actuarial, facilities, risk management, corporate development and financial reporting groups;
•
Drove enhanced budget process resulting in improved prioritization of expense management;
•
Contributed to development of strong margin recapture plans and strategies;
•
Actively developed, sponsored and mentored high potential talent;
•
Served as the executive sponsor for Women@Hanover, our business resource group (“BRG”) focused on empowering women to develop to their fullest potential;
•
Provided advice to management and the Board on various topics, including strategy, performance and compensation plans; and
•
Delivered strong performance and impact change associated with the investment portfolio, capital and reinsurance actions.

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Richard W. Lavey

•
Exceeded Pre-Tax Operating Income target and delivered 4.3% growth in net written premiums for Personal Lines;
•
Delivered on our plans to restore profitability and return to target returns through agility and effective decision making;
•
Continued to improve pricing and deductibles in Personal Lines and delivered strong growth in Core Commercial;
•
Developed aggregation management strategies and executed focused portfolio management across Agency Markets;
•
Successfully managed leadership transitions while actively developing and mentoring talent;
•
Served as the executive sponsor of Kinship Village, our BRG in support of our Black and African-American community; and
•
Advanced critical technology platforms to drive future growth, improved data and analytics capabilities and engaged in prioritization efforts to advance a strong innovation agenda.

Bryan J. Salvatore

•
Specialty delivered strong Pre-Tax Operating Income, significantly in excess of plan;
•
Achieved a 6.2% increase in net written premiums for Specialty;
•
Made solid progress on Wholesale and Small Business initiatives with an emphasis on Sales Excellence to support a thoughtfully expanded appetite;
•
Made significant progress on critical technology platforms to drive growth;
•
Retained high engagement scores in employee “pulse” survey; and
•
Served as the executive sponsor of Hanover UP, our BRG supporting the early in career community focused on career development and philanthropy.

Dennis F. Kerrigan

•
Provided advice and support to the Board and management with respect to various strategic, legal, regulatory, shareholder and corporate governance matters;
•
Effectively managed the Company’s legal and compliance organizations while actively managing expenses well within internal metrics;
•
Developed and led the Company’s approach to sustainability through the operation and leadership of the organization’s Sustainability Council, as well as the publication of the Company’s most recent Sustainability Report;
•
Enhanced and strengthened the talent and engagement of the Company’s Office of the General Counsel through strategic hiring, organizational design and executive leadership; and
•
Served as a strategic advisor for Mi Familia, our BRG representing our Hispanic and LatinX community, and supported a variety of educational and development programs in order to strengthen the Company’s inclusion efforts.

The 2024 STIP awards were as follows:

NEO	Award ($)

John C. Roche	3,300,000
Jeffrey M. Farber	1,530,750
Richard W. Lavey	1,245,500
Bryan J. Salvatore	1,175,500
Dennis F. Kerrigan	711,600

Long-Term Incentive Compensation

Our long-term incentives are designed to:

•
encourage management to achieve long-term goals, invest in our future and sustained success, and avoid short-term excessive risk taking;
•
align management’s financial incentives with our stock price and the longer-term financial interests of shareholders; and
•
recruit and retain key leaders.

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Factors considered in determining our NEOs’ award opportunities under the long-term incentive program include:

•
the importance of the NEO’s responsibilities within the organization;
•
the expected contributions of the NEO to our long-term performance;
•
the expense attributable to the award;
•
recruitment and retention considerations;
•
awards made to other executive officers;
•
competitive pay data;
•
historical compensation; and
•
the projected value of prior grants and existing vesting schedules.

As a condition to each long-term incentive compensation award, each recipient must agree to non-solicitation, non-interference, and confidentiality provisions.

2024 Long-Term Awards

The 2024 long-term awards for our NEOs were comprised of a combination of (i) performance-based (relative total shareholder return) restricted stock units (“RTSR PBRSUs”); (ii) performance-based (return on equity) restricted stock units (“ROE PBRSUs”); (iii) time-based restricted stock units (“TBRSUs”); and (iv) stock options. Each component represented approximately 25% of the total value of the award opportunity based upon its grant date fair value (assuming target performance for the PBRSUs). The mix of awards for our NEOs was intended to provide a balanced portfolio of equity awards and was chosen to tie the realized value of an award to long-term stock appreciation, while encouraging retention and the achievement of absolute or relative performance goals. Long-term awards serve to align management’s financial incentives with longer-term, sustained growth in our stock price, and are subject to multi-year vesting periods to encourage both retention and a longer-term stake in the well-being and prosperity of all of our stakeholders.

In 2024, the value (based on the award’s grant date fair value) of the awards for each of our NEOs was increased to recognize the NEO’s performance, increased experience and contributions to the long-term success of the Company, and to reflect competitive pay levels after a review of Comparative Proxy Data and Comparative Market Data.

2024 Long-Term Awards (Number of Shares Underlying Awards)*

NEO	RTSR PBRSUs (target)	ROE PBRSUs (target)	TBRSUs	Stock Options	% Increase†

John C. Roche	9,311	9,311	9,311	41,437	8.8%
Jeffrey M. Farber	3,445	3,445	3,445	15,332	5.8%
Richard W. Lavey	2,049	2,049	2,049	9,117	10.1%
Bryan J. Salvatore	1,863	1,863	1,863	8,288	11.2%
Dennis F. Kerrigan	1,211	1,211	1,211	5,387	8.4%

*	Reflects initial issuance of restricted stock units and is not adjusted for subsequent accrual of dividend equivalents under the terms of these awards (see “Dividend Equivalents” below).
†	Represents the percentage increase of the aggregate grant date fair value of the awards compared to the values granted in 2023.

Description of RTSR PBRSUs

The RTSR PBRSUs:

•
are earned only to the extent that our three-year (2024-2026) total shareholder return as compared to the companies that comprise the PBRSU Comparison Group set forth below (“Relative Total Shareholder Return” or “RTSR”) places our performance above a certain percentile;
•
may be earned between 0% and 150% of the target award, based upon the level of RTSR achieved; and
•
are subject to a three-year time-based “cliff” vesting requirement and vest on the third anniversary of the date of grant (assuming achievement of performance goals and generally subject to continued employment through the vesting date).

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The table below sets forth the level of RTSR required to achieve various payouts under the program:

RTSR	Percentage of Target Award Achieved†

≥75.0th %tile	150%
50.0th %tile	100%
25.0th %tile	50%
<25.0th %tile	0%

†

In the event that our total shareholder return is negative for the three-year period, payout is capped at 100% of the target award even if our RTSR is above the 50th percentile. If RTSR falls below the 25th percentile, but our total shareholder return exceeds our three-year compounded dividend yield during the period, payout will equal 25% of target.

RTSR PBRSU Comparison Group

• American Financial Group, Inc.	• Mercury General Corporation
• American International Group, Inc.	• Old Republic International Corporation
• AXIS Capital Holdings Limited	• ProAssurance Corporation
• Chubb Limited	• RLI Corp.
• Cincinnati Financial Corporation	• Safety Insurance Group, Inc.
• CNA Financial Corporation	• Selective Insurance Group, Inc.
• Donegal Group Inc.	• The Allstate Corporation
• Horace Mann Educators Corporation	• The Hartford Insurance Group, Inc.
• James River Group Holdings, Ltd.	• The Travelers Companies, Inc.
• Kemper Corporation	• United Fire Group Inc.
• Markel Group Inc.	• W.R. Berkley Corporation

We chose the 22 companies listed above because we believe these companies are most representative of the companies against which we compete for capital/business. This list is the same as the one used for the 2023 RTSR PBRSUs, excluding Argo Group International Holdings Ltd. because it was acquired. The companies that comprise our Comparative Proxy Data Companies are also included in this list.

The CHCC chose RTSR as the performance metric to further align our NEOs’ interests with those of our shareholders, to encourage a focus on long-term share price performance and to include a metric that explicitly measures our performance against other public companies in our industry.

Description of ROE PBRSUs

The ROE PBRSUs:

•
are earned only to the extent targeted levels of three-year average (2024-2026) Adjusted Operating ROE (described in more detail below) are achieved;
•
may be earned between 0% and 150% of the target award, based upon average Adjusted Operating ROE achieved; and
•
are subject to a three-year time-based “cliff” vesting requirement and vest on the third anniversary of the date of grant (assuming achievement of performance goals and generally subject to continued employment through the vesting date).

The table below sets forth the level of average Adjusted Operating ROE required to achieve various payouts under the program:

Average Adjusted Operating ROE (2024-2026) (%)	Percentage of Target Award Achieved

≥13.0	150%
10.0	100%
6.0	50%
<6.0	0%

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Adjusted Operating ROE is operating return on average equity (see Appendix A for additional information) adjusted to exclude:

•
catastrophe losses (net of reinsurance) in excess of 8.0% of net earned premium; provided, however, during each year of the performance period Adjusted Operating ROE shall include catastrophe losses (net of reinsurance) of no less than 5.4% of net earned premium (“cat-collar”);
•
impact of reserve development (favorable or unfavorable) attributable to (i) certain discontinued legacy reinsurance pools business, (ii) accident years 10 or more years prior to the year recorded, or (iii) the disposal of an insurance portfolio through either sale or reinsurance of prior accident year reserves;
•
expenses or liabilities associated with corporate lawsuits arising from actions, events or omissions that occurred more than 10 years prior to the year recorded; and
•
the impact of federal income tax changes from the current statutory rate of 21%.

The foregoing adjustments are designed to mitigate the impact (positive or negative) to operating income, net of interest expense and income taxes, (i) related to catastrophe losses significantly in excess of or below planned levels, and (ii) of events and strategic decisions that generally occurred prior to the tenure of our current executive leadership team. The CHCC modified the cat-collar from 3.3%-6.3% to 5.4%-8.0% for 2024 in recognition of weather severity trends.

The CHCC chose the Adjusted Operating ROE metric because it believes it is an appropriate measure for evaluating operating performance within our industry and is consistent with our strategic goals and philosophy. Accordingly, the CHCC believes the achievement of the Adjusted Operating ROE targets should increase shareholder return.

Description of TBRSUs

The TBRSUs will vest on the third anniversary of the grant date and convert into an equivalent number of shares of Common Stock, in each case, generally subject to the executive remaining employed by the Company through the vesting date. The purpose of the awards is to encourage executive retention and reinforce shareholder alignment.

Dividend Equivalents

To the extent a cash dividend is paid with respect to our outstanding Common Stock prior to the vesting date for the applicable award, holders of PBRSUs and TBRSUs accrue dividend equivalents in the form of additional PBRSUs or TBRSUs, as applicable. Such additional accrued restricted stock units vest only to the extent the underlying award vests in accordance with its terms.

Description of Stock Options

The exercise price for all stock option awards is the closing price of our Common Stock on the NYSE on the date of grant. Each stock option has a ten-year term and, provided the NEO remains employed by us through the applicable vesting dates, vests as to one-third of the underlying shares on each of the first three anniversaries of the grant date. Stock options directly align a portion of total compensation with our stock performance since they become valuable only if and to the extent the NEO vests in the award and our share price increases over the period of time measured from the date of grant. Additionally, because stock options do not fully vest for three years, they encourage executive retention.

Long-Term Incentive Award Pay-Outs in 2024 for Awards Granted in Prior Years

During 2024, RTSR and ROE PBRSUs granted in 2021 (earned at 72.73% and 112.0% of target, respectively, based on the achievement of the applicable three-year (2021-2023) RTSR performance goal at the 36th percentile and the achievement of a three-year (2021-2023) average Adjusted Operating ROE at 11.1%), and the TBRSUs granted in 2021 vested. In addition, one-third of the stock options granted in each of 2022 and 2023, vested, and the final one-third of the stock options granted in 2021 vested.

Also during 2024, because Mr. Roche is “retirement eligible” under the terms of his 2024 TBRSU award and Mr. Farber became “retirement eligible” under the terms of his 2022, 2023 and 2024 TBRSU awards, a portion of each of those awards was accelerated to satisfy required FICA and associated income tax withholding obligations for both executives. For additional information regarding vesting of awards in 2024, please see “Option Exercises and Stock Vested in 2024” on page 52.

In the first quarter of 2025, the RTSR and ROE PBRSUs granted in 2022 (earned at 25.0% and 125.0% of target, respectively, based on the applicable three-year (2022-2024) RTSR performance at the 23rd percentile and our total shareholder return of 30.17% exceeding our three-year compounded dividend yield of 7.74%, and the three-year (2022-2024) average Adjusted Operating ROE at 11.5%) vested. In addition, the TBRSUs granted in 2022 vested, and one-third of the stock options granted in each of 2023 and 2024, vested, and the final one-third of the stock options granted in 2022 vested.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 40

Other Compensation and Benefits

Our NEOs are eligible to participate in all of our employee benefit plans, such as medical, dental, group life, disability and accidental death and dismemberment insurance, our tax-qualified retirement plans, and our employee stock purchase plan, in each case on the same basis as other employees. In addition, certain of our senior employees, including the NEOs, participate in the following programs:

Non-Qualified Retirement Savings Plan

Our Non-Qualified Retirement Savings Plan provides additional Company contributions comparable to the benefits that are available to employees generally under our 401(k) Plan (see page 52 for additional information), but without regard to the maximum contribution limits under federal tax laws. For the 2024 plan year, the plan provided eligible employees, including each of our NEOs, a 6% employer contribution on total eligible compensation (salary and actual annual short-term incentive compensation, up to target) in excess of Internal Revenue Code limits. Such contributions are deferred and credited with interest based on the GATT rate. The amount of total compensation eligible for an employer contribution cannot, however, exceed $1 million minus the limit in effect for our 401(k) Plan under Section 401(a)(17) of the Internal Revenue Code ($345,000 for 2024).

We adopted this plan so that all employees will be entitled to employer contributions equal to the same percentage of total eligible compensation, without regard to the limits under the Internal Revenue Code applicable to the 401(k) Plan (subject to the limitations described in the paragraph above), and to be consistent with common market practices. This plan applies equally to all employees who have eligible compensation in excess of federal limits. The plan does not currently provide for additional employee contributions.

Though the annual employer contributions to the Non-Qualified Retirement Savings Plan were made during the first quarter of 2025, since such contributions were made with respect to compensation paid in 2024, the Summary Compensation Table (see page 46) and Non-Qualified Deferred Compensation in 2024 Table (see page 52) reflect such 2025 contributions as 2024 compensation amounts. Such amounts are similarly included with respect to prior years.

Perquisites

The CHCC reviews, at least annually, the corporate perquisites made available to our NEOs. The CHCC believes corporate perquisites should represent a relatively small component of an NEO’s total compensation package. In 2024, consistent with prior years, perquisites offered to our NEOs, generally, were comprised of (i) financial planning services, (ii) matching contributions (up to $5,000) to eligible tax-qualified charitable organizations, and (iii) limited reimbursements for spousal travel related solely to agent conferences and Company events where spousal attendance was expected. Additionally, beginning in 2024, executive physicals were offered to our NEOs. We also provided certain security measures for our CEO in December 2024, as discussed below.

We provide financial planning services to each of our NEOs to minimize distractions and help ensure appropriate focus on Company responsibilities. The cost for such services is treated as taxable income to the participating executives.

Our matching charitable contributions program is designed to encourage participation in charitable organizations and is consistent with our general philosophy of good corporate citizenship. Our executives and other Company officers and employees are also encouraged to actively participate on boards of directors or in other capacities with local non-profit organizations.

Upon conducting a review of industry standards and our competitors’ practices, the CHCC determined that offering executive physicals would mitigate business disruption and risk due to preventable health incidents of our senior level executives, particularly as a mid-size organization where depth of succession may be more limited.

In December 2024, the CEO of a major insurance group was assassinated while attending an investor meeting in New York City. As a result of this event, the Board required that Mr. Roche use private, non-commercial aircraft leased by the Company from a third party for all travel for 30 days beginning on December 12, 2024. Due to the then-immediate security threat, the Board believed it was in the best interest of the Company and its shareholders to require Mr. Roche to travel by private plane for the near term. The incremental cost to the Company associated with such travel is reflected in the “All Other Compensation” column of the Summary Compensation Table.

For more information regarding perquisites, please see Note 3 to the Summary Compensation Table beginning on page 46.

Amended and Restated Employment Continuity Plan (“CIC Plan”)

The purposes of the CIC Plan are to:

•
keep key management employees focused on the interests of our shareholders and to secure their continued services and their undivided attention, dedication and objectivity in the event of a possible change in control;
•
provide job loss protection comparable to the protection provided by competing organizations; and

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 41

•
ensure that participants do not solicit or assist in the solicitation of our employees, agents and/or policyholders for a specified period, or disclose any of our confidential or proprietary information prior to or after a change in control.

Additionally, the CIC Plan is designed to protect us and our shareholders, who might be affected adversely if management were to be distracted, or were to depart, in the event a change in control transaction were to be rumored or considered. The CIC Plan provides benefits, including cash payments and continuation of health and other benefits, in the event of a termination of employment following a change in control. These benefits are intended to reinforce and encourage the continued attention and commitment of executives under potentially disruptive business circumstances.

The CHCC determines eligibility for, and the level of participation in, the CIC Plan based on the roles, responsibilities and individual circumstances of each executive officer and is made independent of other compensation considerations. In assessing participation, the CHCC considers, among other things, the critical nature of the individual’s role to the business and the importance of retaining the individual. The CIC Plan requires a double-trigger (a change in control and a termination of employment without cause or resignation for good reason) before benefits are payable, and none of our executive officers is eligible for a tax gross-up related to the special excise tax that may be imposed on such payments.

Severance Arrangements

Each of our executive officers, including our NEOs, is party to a severance arrangement, the material terms and conditions of which are summarized below.

•
In the event (i) the executive’s employment is involuntarily terminated, other than in connection with his or her death, disability, a “change in control,” or for “cause,” or (ii) the executive voluntarily terminates his or her employment for “good reason” (defined generally to mean a decrease in the executive’s base salary or target short-term incentive compensation opportunity, a material and adverse change to the executive’s role and responsibility, or, in certain cases a requirement that the executive relocate), the executive will be entitled to a lump sum cash severance payment designed to approximate one year’s cash compensation (base salary and target bonus opportunity or, with respect to Mr. Farber, two times his then-current base salary and one year’s continued vesting of his then-outstanding equity awards).
•
As a condition to receiving such severance, the executive would be required to enter into a separation agreement upon terms and conditions acceptable to the Company, including a full release of claims and non-disparagement provision.

The CHCC elected to provide these benefits after considering competitive trends in severance-related benefits or, in the case of Messrs. Farber and Kerrigan, in connection with recruiting them to join the Company.

For additional information about our CIC Plan and the various benefits available to our NEOs in the event of termination of employment or a change in control, please see the section entitled “Potential Payments upon Termination or Change in Control” beginning on page 53.

Risk Management and Compensation

The CHCC endeavors to ensure that our employee compensation programs and practices balance risk and reward, both on an individual and Company-wide basis. To that end, each year a committee led by our Chief Risk Officer and comprised of a cross-section of other officers, conducts a review and risk assessment of our material incentive compensation plans. This assessment is reviewed by the CHCC in conjunction with its review and approval of the compensation programs for the upcoming year, and by the CHCC’s independent compensation consultant. Based upon this analysis, a number of features were identified that mitigate the inherent risks associated with our incentive programs. Factors mitigating risk include:

•
performance goals are believed to be reasonably challenging, but obtainable without sacrificing underwriting discipline or longer-term objectives;
•
investment income projections included in our Pre-Tax Operating Income financial plans are based upon a prudent investment strategy;
•
a significant portion of each executive’s compensation is based on overlapping long-term incentive awards subject to extended vesting periods, thus encouraging and rewarding a longer-term view of the Company’s success;
•
the funding formula and metrics for our short-term incentive programs establish only the formulaic funding level. Actual awards to participants are at the discretion of their managers, or in the case of our executive officers, the CHCC (and with respect to the CEO, the CID). Accordingly, notwithstanding funding levels, in the event an individual does not make valuable contributions to the Company during the year, the participant’s manager, or in the case of our executive officers, the CHCC (and with respect to the CEO, the CID), has the discretion to reduce or eliminate the participant’s award;

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 42

•
we have a disciplined process for establishing reserve levels and development from prior accident years, which is reviewed by outside auditors (PwC) and the Audit Committee;
•
we have a history of exercising reasonable judgment in establishing our reinsurance programs that is transparent to investors through the disclosure in our Business section of our Annual Report on Form 10-K and to the Board of Directors through its regular review of reinsurance programs;
•
we have a policy prohibiting directors and executive officers from pledging their shares or entering into hedging transactions involving our stock;
•
we maintain a NYSE-compliant clawback policy that requires our executive officers, including our NEOs, to return, when applicable, incentive compensation payments if our financial statements are restated;
•
we also have recoupment provisions within the terms of our equity award agreements, which provide for an executive to return the value received upon vesting of such awards, including time-based and performance-based RSUs, and exercise of stock options, in the event the executive breaches certain non-solicitation, non-interference or confidentiality provisions or otherwise violates our Code of Conduct; and
•
long-term incentive awards are made exclusively in equity-based grants that, together with robust executive stock ownership guidelines, are intended to focus our NEOs and other senior employees on achieving sustainable financial results that are in the long-term interests of our shareholders.

The report issued by our Chief Risk Officer assesses non-management as well as management plans, including sales plans. Sales plans are reviewed to assess realistic achievability of performance targets and incentivization of behavior that is beneficial to the Company and our policyholders. The risk assessment is focused on the reasonableness of metrics, governance and oversight, payment schedules and targets, and the appropriateness of employee training and communication materials.

In addition to the various factors mitigating risk discussed above, each compensation program is developed in the context of our overall financial plan. The detailed financial plan, which includes our short- and long-term financial goals and operating priorities, is reviewed and approved by the full Board. Accordingly, the Board is provided the opportunity to make its own assessment of the risks presented by the financial plan and to require that management implement appropriate changes to ensure that we are not taking imprudent risks that may have a material adverse impact on financial performance.

Based on these factors and the analysis presented by management, the CHCC determined that our compensation programs and practices for our executive officers and all other employees do not give rise to risks that are reasonably likely to have a material adverse effect on the Company.

Equity Grant Policies and Practices

We do not have any formal programs, plans or practices with respect to the timing of our equity award grants in coordination with the release of material, non-public information. Most of our equity awards, including stock options, are made annually during the first quarter at the time the CHCC makes its annual executive compensation decisions. The date of this meeting is usually set well in advance and is not chosen to coincide with the release of material, non-public information. The exercise price of all options equals the closing price per share of our Common Stock, as reported on the NYSE on the date of grant.

Equity awards made to executive officers, including each of our NEOs, must be specifically approved by the CHCC, subject, with respect to the CEO, to approval by the CID. For annual equity awards made to other employees, the CHCC approves an aggregate number and type of award available for issuance. These awards are then distributed as determined by our CEO based on recommendations from other members of management.

Off-cycle awards are generally made only in connection with new hires, promotions, or as needed to retain or reward an employee and must be approved by the CHCC for any executive officer. None of our NEOs received an off-cycle award during 2024.

Stock Ownership Guidelines and Policies Against Hedging or Pledging Shares

In order to further align the interests of our NEOs with those of our shareholders and to encourage such executive officers to operate in the best long-term interests of the Company, each NEO is subject to the stock ownership guidelines set forth on page 2. As of the date of this Proxy Statement, each of our NEOs is in compliance with such guidelines.

Pursuant to our Insider Trading Policy, executives and directors are prohibited from pledging any of their THG securities, and all officers, directors and employees are strictly prohibited from entering into any transaction to hedge their economic exposure to ownership of, or interests in, our securities.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 43

Clawback Policy

The Company maintains a clawback policy pursuant to which the Company must, when applicable, seek to recover incentive-based compensation from executive officers in the event the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any financial reporting requirement under the securities laws. The policy shall be interpreted and administered in a manner consistent with all applicable laws and regulations, including, without limitation, Section 303A.14 of the NYSE Listed Company Manual and Rule 10D-1 of the Exchange Act.

In addition to the NYSE-compliant clawback policy, we also maintain recoupment provisions within our equity award agreements. The terms of our equity award agreements provide for all participants, including all executive officers, to return the value received upon vesting of time-based and performance-based RSUs and the exercise of stock options in the event the participant breaches certain non-solicitation, non-interference or confidentiality provisions or otherwise violates our Code of Conduct, which includes improper behavior.

Tax Implications

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for taxable compensation over $1 million paid to certain executives. Accordingly, we expect that compensation to our NEOs and former NEOs in excess of $1 million will be non-deductible to the Company.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 44

Compensation Committee Report

Review of Compensation Discussion and Analysis with Management

The Compensation and Human Capital Committee has reviewed and discussed the Compensation Discussion and Analysis with management.

Recommendation that the Compensation Discussion and Analysis be Included in the 2025 Proxy Statement

Based on the review and discussion referred to above, the Compensation and Human Capital Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2025 Proxy Statement for filing with the SEC.

In accordance with the rules of the SEC, this report is not to be deemed “soliciting material,” or deemed to be “filed” with the SEC or subject to the SEC’s Regulation 14A, other than as provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference in documents otherwise filed.

March 6, 2025

COMPENSATION AND HUMAN CAPITAL COMMITTEE

J. Paul Condrin III, Chair

Kevin J. Bradicich

Cynthia L. Egan

The Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that THG specifically incorporates this information by reference, and it shall not otherwise be deemed filed under such Acts.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 45

Summary Compensation Table

The following table sets forth the total compensation for our NEOs for 2024, 2023 and 2022.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)(2)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (3)	Total ($)

John C. Roche	2024	1,100,000	3,755,592	1,250,025	3,300,000	144,979	9,550,596
President and CEO	2023	1,100,000	3,450,128	1,150,005	1,933,250	87,746	7,721,129
	2022	1,083,846	2,970,256	990,010	1,694,000	87,911	6,826,023
Jeffrey M. Farber	2024	780,385	1,389,541	462,525	1,530,750	83,533	4,246,734
EVP and CFO	2023	758,077	1,312,684	437,510	908,438	82,500	3,499,209
	2022	731,539	1,237,685	412,511	776,160	81,140	3,239,035
Richard W. Lavey	2024	694,231	826,465	275,030	1,245,500	75,465	3,116,691
EVP and President, Hanover Agency Markets	2023	669,231	750,144	250,023	683,100	70,178	2,422,676
	2022	644,231	675,099	225,006	560,500	69,646	2,174,482
Bryan J. Salvatore	2024	640,385	751,440	250,030	1,175,500	61,925	2,879,280
EVP and President, Specialty	2023	619,231	675,384	225,037	687,500	65,406	2,272,558
	2022	594,231	600,234	200,006	544,000	60,000	1,998,471
Dennis F. Kerrigan	2024	586,538	488,457	162,517	711,600	82,591	2,031,703
EVP and Chief Legal Officer	2023	560,385	450,257	150,009	402,563	74,615	1,637,829
	2022	540,385	412,706	137,504	359,700	74,908	1,525,203

(1)
Amounts in these columns reflect the grant date fair value of the award calculated in accordance with FASB ASC Topic No. 718, disregarding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are set forth in Note 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2024 included in the Company’s Annual Report on Form 10-K. The amounts set forth may be more or less than the value ultimately realized by the NEO based upon, among other things, the value of our Common Stock at the time of vesting and/or exercise of the stock awards, whether the Company achieves the performance goals associated with certain stock awards and whether such awards actually vest.
(2)
Amounts in this column consist of the grant date fair value of awards of restricted stock units (TBRSUs and PBRSUs) granted during the applicable year, disregarding the effect of estimated forfeitures. PBRSUs are reported at target. Set forth in the table below is the grant date fair value of the PBRSUs at target and assuming the threshold and the maximum payment levels are achieved. No shares will be earned pursuant to the PBRSUs if the Company does not achieve specified levels of performance or if the award is forfeited prior to vesting.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 46

Name	Year	Grant Date Fair Value of PBRSUs Assuming Threshold Payment Level ($)	Grant Date Fair Value of PBRSUs (as included in table above) ($)	Grant Date Fair Value of PBRSUs Assuming Maximum Payment Level ($)

John C. Roche	2024	938,999	2,505,497	3,758,380
	2023	862,568	2,300,086	3,450,201
	2022	742,639	1,980,153	2,970,299
Jeffrey M. Farber	2024	347,553	927,015	1,390,657
	2023	328,350	875,153	1,312,873
	2022	309,529	825,154	1,237,877
Richard W. Lavey	2024	206,785	551,366	827,182
	2023	187,609	500,086	750,129
	2022	168,845	450,069	675,173
Bryan J. Salvatore	2024	187,961	501,314	752,107
	2023	168,919	450,248	675,372
	2022	150,174	400,177	600,342
Dennis F. Kerrigan	2024	122,215	325,868	488,936
	2023	112,565	300,166	450,250
	2022	103,176	275,149	412,723
(3)
For all NEOs, 2024 amounts shown in this column consist of the following:

Company Contributions to Defined Contribution and Non-Qualified Retirement Savings Plans

	All Other Compensation (Excluding Perquisites)
Name	Company Contributions to Defined Contribution Plan ($)	Company Contributions to Non-Qualified Retirement Savings Plan ($)

John C. Roche	20,700	39,300
Jeffrey M. Farber	20,700	39,300
Richard W. Lavey	20,700	39,300
Bryan J. Salvatore	20,700	39,300
Dennis F. Kerrigan	20,700	38,646

Perquisites

	Perquisites
Name	Financial Planning Services ($)	Matching Contributions to Qualified Charities ($)	Spousal Travel ($)*	Tax Reimbursements ($)*	Executive Physicals ($)	Other ($)

John C. Roche	20,885	5,000	2,530†	—	3,350	53,214††
Jeffrey M. Farber	13,520	5,000	1,663	—	3,350	—
Richard W. Lavey	—	5,000	5,490†	1,375	3,600	—
Bryan J. Salvatore	—	—	1,925	—	—	—
Dennis F. Kerrigan	14,985	4,910	—	—	3,350	—

*	Reimbursements for spousal travel and associated taxes relate solely to certain agent conferences and Company events where spousal attendance was expected.
†

Includes spousal travel on an aircraft that the Company leases a fractional interest in from a third party, where the aggregate incremental cost to the Company was zero. Flights were taken in accordance with the Company’s non-commercial aircraft policy.

††

Relates to costs associated with personal travel on an aircraft that the Company leases a fractional interest in from a third party taken by Mr. Roche in December 2024 in response to heightened security risks related to the

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 47

assassination of a senior level insurance executive. The amount in the table above reflects the aggregate incremental cost to the Company. For tax purposes, income was imputed to Mr. Roche for his personal use of the aircraft based on a multiple of the Standard Industry Fare Level rates, but he was not provided with a tax gross-up on such amounts. For information on this benefit provided to Mr. Roche, refer to “Perquisites” in the CD&A beginning on page 27.

Grants of Plan-Based Awards in Last Fiscal Year

The following table contains information concerning plan-based awards granted to the NEOs in 2024. All equity awards were granted pursuant to the 2022 Plan. In order for such awards to vest, in addition to satisfying the applicable performance metrics, if any, the NEO generally must remain continuously employed by the Company through the applicable vesting date (for a description of termination benefits associated with these awards, please see the “Potential Payments upon Termination or Change in Control” section beginning on page 53).

Grants of Plan-Based Awards in 2024

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock	All Other		Grant Date Fair
Name	Grant Date	Threshold ($) (1)	Target ($)	Maximum ($)	Threshold (#) (1)	Target (#)	Maximum (#)	Awards: Number of Shares of Stock or Units (#)	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Value of Stock and Option Awards ($) (2)

John C. Roche	2/27/24 (3)	—	2,200,000	4,290,000
	2/27/24 (4)				2,328	9,311	13,967				1,255,402
	2/27/24 (5)				4,656	9,311	13,967				1,250,095
	2/27/24 (6)							9,311			1,250,095
	2/27/24 (7)								41,437	134.26	1,250,025
Jeffrey M. Farber	2/27/24 (3)	—	1,020,500	1,989,975
	2/27/24 (4)				862	3,445	5,168				464,489
	2/27/24 (5)				1,723	3,445	5,168				462,526
	2/27/24 (6)							3,445			462,526
	2/27/24 (7)								15,332	134.26	462,525
Richard W. Lavey	2/27/24 (3)	—	840,000	1,638,000
	2/27/24 (4)				513	2,049	3,074				276,267
	2/27/24 (5)				1,025	2,049	3,074				275,099
	2/27/24 (6)							2,049			275,099
	2/27/24 (7)								9,117	134.26	275,030
Bryan J. Salvatore	2/27/24 (3)	—	774,000	1,509,300
	2/27/24 (4)				466	1,863	2,795				251,188
	2/27/24 (5)				932	1,863	2,795				250,126
	2/27/24 (6)							1,863			250,126
	2/27/24 (7)								8,288	134.26	250,030
Dennis F. Kerrigan	2/27/24 (3)	—	474,400	925,080
	2/27/24 (4)				303	1,211	1,817				163,279
	2/27/24 (5)				606	1,211	1,817				162,589
	2/27/24 (6)							1,211			162,589
	2/27/24 (7)								5,387	134.26	162,517

(1)
Threshold amounts indicate the amount of payout in the event certain minimum levels of performance are achieved. If the level of actual performance falls below the minimum payout threshold, no amounts will be paid.
(2)
The amounts in this column reflect the grant date fair value of the award (at target with respect to PBRSUs) calculated in accordance with FASB ASC Topic No. 718, disregarding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are set forth in Note 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2024 included in the Company’s Annual Report on Form 10-K. The amounts set forth may be more or less than the value ultimately realized based upon, among other things, the value of our Common Stock at the time of vesting of the stock awards or exercise of options, whether the Company achieves certain performance goals and whether such awards actually vest.
(3)
Represents an award under the 2024 STIP (see section entitled “Short-Term Incentive Compensation” in the CD&A beginning on page 27 for more information). On March 14, 2025, these awards were paid to the NEOs in the following amounts: Mr. Roche, $3,300,000; Mr. Farber, $1,530,750; Mr. Lavey, $1,245,500; Mr. Salvatore, $1,175,500; and Mr. Kerrigan, $711,600.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 48

(4)
Represents a grant of RTSR PBRSUs (see the section entitled “Long-Term Incentive Compensation” in the CD&A beginning on page 27 for more information). These RTSR PBRSUs vest on the third anniversary of the date of grant only if and to the extent the Company achieves a specified relative total shareholder return for the years 2024-2026. The RTSR PBRSUs automatically adjust to reflect the accrual of dividend equivalent rights, to the extent cash dividends are paid with respect to our Common Stock. The adjustment results in the issuance of additional PBRSUs that are subject to the same terms and conditions (including the applicable performance and time-based vesting requirements) as the underlying PBRSU. All figures in the table above reflect the number of PBRSUs issued upon the date of grant and have not been updated to reflect subsequent adjustments for accrued dividend equivalents.
(5)
Represents a grant of ROE PBRSUs (see the section entitled “Long-Term Incentive Compensation” in the CD&A beginning on page 27 for more information). These PBRSUs vest on the third anniversary of the date of grant only if and to the extent the Company achieves a specified three-year average Adjusted Operating ROE for the years 2024-2026. The ROE PBRSUs automatically adjust to reflect the accrual of dividend equivalent rights, to the extent cash dividends are paid with respect to our Common Stock. The adjustment results in the issuance of additional PBRSUs that are subject to the same terms and conditions (including the applicable performance and time-based vesting requirements) as the underlying PBRSU. All figures in the table above reflect the number of PBRSUs issued upon the date of grant and have not been updated to reflect subsequent adjustments for accrued dividend equivalents.
(6)
Represents a grant of TBRSUs (see section entitled “Long-Term Incentive Compensation” in the CD&A beginning on page 27 for more information). The TBRSUs vest in full on the third anniversary of the date of grant. The TBRSUs automatically adjust to reflect the accrual of dividend equivalent rights, to the extent cash dividends are paid with respect to our Common Stock. The adjustment results in the issuance of additional TBRSUs that are subject to the same terms and conditions (including the applicable time-based vesting requirements) as the underlying TBRSU. All figures in the table above reflect the number of TBRSUs issued upon the date of grant and have not been updated to reflect subsequent adjustments for accrued dividend equivalents.
(7)
Represents a grant of options to purchase Common Stock. The options vest in three substantially equal annual installments commencing on the first anniversary of the grant date. All options have a ten-year term. The exercise price of the options equals the closing price per share of Common Stock on the NYSE as of the date of grant. See section entitled “Long-Term Incentive Compensation” in the CD&A beginning on page 27 for more information.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for our NEOs regarding outstanding equity awards held as of December 31, 2024. All awards granted prior to 2023 were issued pursuant to the Company’s 2014 Long-Term Incentive Plan (the “2014 Plan”), and all other awards were issued pursuant to the 2022 Plan. In order for such awards to vest, in addition to satisfying the applicable performance metrics, if any, the NEO generally must remain continuously employed by the Company through the applicable vesting date (for a description of termination benefits associated with these awards, please see the “Potential Payments upon Termination or Change in Control” section beginning on page 53).

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 49

Outstanding Equity Awards at Fiscal Year-End 2024

	Option Awards					Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)		Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)

John C. Roche	2/27/15	22,943	—	66.14	2/27/25	2/28/22	7,311	(4)	1,130,719
	2/23/16	21,413	—	77.91	2/23/26	2/28/22	9,554	(5)	1,477,622
	2/24/17	27,292	—	85.87	2/24/27	2/28/22	1,744	(6)	269,727
	2/27/18	72,078	—	104.11	2/27/28	2/27/23	8,279	(4)	1,280,430	8,655	(7)	1,338,582
	3/05/19	36,539	—	117.22	3/05/29	2/27/23				8,365	(8)	1,293,731
	2/28/20	51,934	—	118.54	2/28/30	2/27/24	9,129	(4)	1,411,891	9,543	(9)	1,475,920
	2/26/21	41,747	—	115.35	2/26/31	2/27/24				9,543	(10)	1,475,920
	2/28/22	23,126	11,563	139.51	2/28/32
	2/27/23	12,151	24,302	140.01	2/27/33
	2/27/24	—	41,437	134.26	2/27/34
Jeffrey M. Farber	3/05/19	20,379	—	117.22	3/05/29	2/28/22	3,050	(4)	471,713
	2/28/20	26,832	—	118.54	2/28/30	2/28/22	3,981	(5)	615,701
	2/26/21	19,084	—	115.35	2/26/31	2/28/22	727	(6)	112,438
	2/28/22	9,636	4,818	139.51	2/28/32	2/27/23	3,153	(4)	487,643	3,293	(7)	509,295
	2/27/23	4,622	9,246	140.01	2/27/33	2/27/23				3,183	(8)	492,283
	2/27/24	—	15,332	134.26	2/27/34	2/27/24	3,381	(4)	522,905	3,531	(9)	546,104
						2/27/24				3,531	(10)	546,104
Richard W. Lavey	2/23/16	17,420	—	77.91	2/23/26	2/28/22	1,738	(4)	268,799
	2/24/17	21,222	—	85.87	2/24/27	2/28/22	2,172	(5)	335,922
	2/27/18	20,489	—	104.11	2/27/28	2/28/22	397	(6)	61,400
	3/05/19	9,137	—	117.22	3/05/29	2/27/23	1,882	(4)	291,070	1,882	(7)	291,070
	2/28/20	12,118	—	118.54	2/28/30	2/27/23				1,819	(8)	281,327
	2/26/21	8,648	—	115.35	2/26/31	2/27/24	2,100	(4)	324,786	2,100	(9)	324,786
	2/28/22	5,256	2,628	139.51	2/28/32	2/27/24				2,100	(10)	324,786
	2/27/23	2,641	5,284	140.01	2/27/33
	2/27/24	—	9,117	134.26	2/27/34
Bryan J. Salvatore	6/12/17	21,052	—	82.39	6/12/27	2/28/22	1,545	(4)	238,950
	2/27/18	16,394	—	104.11	2/27/28	2/28/22	1,931	(5)	298,648
	3/05/19	7,732	—	117.22	3/05/29	2/28/22	353	(6)	54,595
	2/28/20	10,386	—	118.54	2/28/30	2/27/23	1,695	(4)	262,149	1,695	(7)	262,149
	2/26/21	7,753	—	115.35	2/26/31	2/27/23				1,638	(8)	253,333
	2/28/22	4,672	2,336	139.51	2/28/32	2/27/24	1,910	(4)	295,401	1,910	(9)	295,401
	2/27/23	2,377	4,756	140.01	2/27/33	2/27/24				1,910	(10)	295,401
	2/27/24	—	8,288	134.26	2/27/34
Dennis F. Kerrigan	2/28/20	8,655	—	118.54	2/28/30	2/28/22	1,062	(4)	164,249
	2/26/21	6,262	—	115.35	2/26/31	2/28/22	1,328	(5)	205,388
	2/28/22	3,212	1,606	139.51	2/28/32	2/28/22	243	(6)	37,582
	2/27/23	1,585	3,170	140.01	2/27/33	2/27/23	1,130	(4)	174,766	1,130	(7)	174,766
	2/27/24	—	5,387	134.26	2/27/34	2/27/23				1,092	(8)	168,889
						2/27/24	1,242	(4)	192,088	1,242	(9)	192,088
						2/27/24				1,242	(10)	192,088
(1)
Except as noted below, options vest over three years in three substantially equal annual installments, in each case, on the anniversary of the grant date. With respect to Mr. Salvatore’s 2017 options, these options vested in full on the second anniversary of the grant date.
(2)
The TBRSU and PBRSU awards accrue dividend equivalent rights to the extent cash dividends are paid with respect to our Common Stock and the awards actually vest. Amounts reported include TBRSUs and PBRSUs accrued as a result of this dividend equivalent right.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 50

(3)
Based on a value of $154.66 per share, which was the closing price per share of our Common Stock on the NYSE on December 31, 2024.
(4)
TBRSUs that vest in full on the third anniversary of the grant date.
(5)
PBRSUs that vest on the third anniversary of the grant date based on the Company’s achievement of average Adjusted Operating ROE for the years 2022-2024, which was 11.5%, resulting in a payout of 125.0% of target. Accordingly, the award shown in the table reflects 125.0% of the target award value.
(6)
PBRSUs that vest on the third anniversary of the grant date based on the Company’s achievement of RTSR for the years 2022-2024, which was at the 23rd percentile against its pre-determined peer group, and the Company’s total shareholder return of 30.17% exceeded its three-year compounded dividend yield of 7.74% during the period. Accordingly, the award shown in the table reflects 25.0% of the target award value.
(7)
PBRSUs that vest on the third anniversary of the grant date based on the Company’s achievement of average Adjusted Operating ROE for the years 2023-2025. Based upon performance through December 31, 2024, these awards would have been paid out at 133.3% of the target number of shares and amounts shown in the table. The actual award that is delivered may be as low as 0% and as high as 150% of the target award shown in the table above based upon the actual level of average Adjusted Operating ROE achieved during the performance period.
(8)
PBRSUs that vest on the third anniversary of the grant date based on the Company’s achievement of RTSR for the years 2023-2025. Based upon performance through December 31, 2024, these awards would have been paid out at 64.0% of the target number of shares and amounts shown in the table. The actual award that is delivered may be as low as 0% and as high as 150% of the target award shown in the table above based upon the actual level of shareholder return achieved during the performance period.
(9)
PBRSUs that vest on the third anniversary of the grant date based on the Company’s achievement of average Adjusted Operating ROE for the years 2024-2026. Based upon performance through December 31, 2024, these awards would have been paid out at 131.6% of the target number of shares and amounts shown in the table. The actual award that is delivered may be as low 0% and as high as 150% of the target award shown in the table above based upon the actual level of average Adjusted Operating ROE achieved during the performance period.
(10)
PBRSUs that vest on the third anniversary of the grant date based on the Company’s achievement of RTSR for the years 2024-2026. Based upon performance through December 31, 2024, these awards would have been paid out at 100.0% of the target number of shares and amounts shown in the table. The actual award that is delivered may be as low as 0% and as high as 150% of the target award shown in the table above based upon the actual level of shareholder return achieved during the performance period.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 51

Option Exercises and Stock Vested in 2024

The following table sets forth information for our NEOs regarding the value realized during 2024 pursuant to: (i) option exercises, and/or (ii) shares acquired upon vesting of previously granted stock awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)

John C. Roche	22,305 (2)	1,812,727 (2)	23,997	3,241,735
Jeffrey M. Farber	—	—	11,206	1,520,218
Richard W. Lavey	11,826	924,115	4,888	657,974
Bryan J. Salvatore	—	—	4,382	589,861
Dennis F. Kerrigan	—	—	3,540	476,519

(1)
For stock options, represents the difference between the fair market value of a share of our Common Stock at exercise and the exercise price of the option multiplied by the number of shares acquired upon exercise. For stock awards, represents the number of shares acquired upon vesting multiplied by the closing price of our Common Stock on the vesting date.
(2)
Mr. Roche “net exercised” each of the 22,305 options listed above and therefore did not receive any cash in the transactions. As a result, a total of 14,053 shares were withheld by the Company to satisfy the exercise price and taxes associated with the exercises, resulting in a net issuance of 8,252 shares to, and held by, Mr. Roche as of the date of this Proxy Statement.

Retirement Benefits

401(k) Plan

The Company maintains a 401(k) retirement savings plan (the “401(k) Plan”). For 2024, the 401(k) Plan provided a 100% match on the first 6% of eligible compensation deferred under the 401(k) Plan. Eligible compensation generally consists of salary and cash bonus, up to the Internal Revenue Code limits for qualified 401(k) plans, which was $345,000 for 2024.

Non-Qualified Retirement Savings Plan

In connection with the 401(k) Plan, the Company also maintains the Non-Qualified Retirement Savings Plan. This plan provides eligible employees of the Company, including each of the NEOs, a 6% employer contribution on total eligible compensation in excess of Internal Revenue Code limits applied to the 401(k) Plan (subject to certain limits and contingent upon satisfaction of maximum employee contributions to the 401(k) Plan or receipt of evidence that the employee has made maximum contributions to a former employer’s 401(k) plan for the year in question). Amounts deferred are credited with interest based on the GATT rate. This plan is unfunded and non-qualified. A participant’s benefits are generally payable upon the earlier to occur of death or six months following termination of employment with the Company.

Non-Qualified Deferred Compensation in 2024

The following table sets forth certain information regarding NEO participation in the Non-Qualified Retirement Savings Plan for 2024:

Name	Executive Contributions in 2024 ($) (1)	Company Contributions in 2024 ($) (2)	Aggregate Earnings in 2024 ($) (3)	Aggregate Withdrawals/ Distributions in 2024 ($)	Aggregate Balance at December 31, 2024 ($) (4)

John C. Roche	—	39,300	25,593	—	608,445
Jeffrey M. Farber	—	39,300	13,903	—	351,187
Richard W. Lavey	—	39,300	25,737	—	611,627
Bryan J. Salvatore	—	39,300	11,802	—	304,956
Dennis F. Kerrigan	—	38,646	5,842	—	172,439

(1)
The plan does not currently allow for executive contributions.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 52

(2)
Represents contributions made by the Company in 2025 with respect to eligible 2024 compensation. Such contributions are included in the “All Other Compensation” column of the Summary Compensation Table. In February 2024, contributions with respect to eligible 2023 compensation were made to the following NEOs in the following amounts: $40,200 for Messrs. Roche, Farber, Lavey and Salvatore; and $35,405 for Mr. Kerrigan.
(3)
Represents interest accrued on the aggregate amount in the plan attributable to the NEO. Amounts set forth in this column are not included in the Summary Compensation Table because no portion of the interest is “above market,” as determined under SEC rules.
(4)
Includes Company contributions made in 2025 as if such contributions were made on December 31, 2024. Balances attributable to Company contributions have been reported as compensation for the NEO in the Summary Compensation Table for the applicable years.

Potential Payments upon Termination or Change in Control

Overview

The information provided in the following tables reflects the amount of incremental compensation required to be paid to each applicable NEO in the event of a termination of the NEO’s employment, including in connection with a change in control of the Company. For purposes of the disclosure, we have assumed that all triggering event(s) took place on December 31, 2024, and we used the closing price per share on the NYSE of our Common Stock on December 31, 2024 ($154.66). Due to the number of factors that affect the nature and amount of benefits provided upon the occurrence of such events, actual amounts paid or distributed may be different from the amounts disclosed below. Factors that could affect the actual amounts paid include:

•
when the event actually occurs;
•
the number of outstanding but unvested stock awards then held by the NEO;
•
awards granted after December 31, 2024;
•
the Company’s RTSR and Adjusted Operating ROE over a specified period and its performance against certain financial and/or business objectives established for determining the level of payment and/or vesting of outstanding, but unvested, stock awards; and
•
the Company’s stock price as of the date of such event.

Specifically excluded from the information and tables below are any amounts which are not contingent upon the occurrence of the triggering event(s) or payments pursuant to Company benefit plans that are generally available to all salaried employees of THG and do not discriminate in scope or terms of operation in favor of our NEOs (e.g., term life insurance and long-term disability insurance). Benefits to our NEOs under the CIC Plan are triggered only in the event of a Change in Control (defined below) and a subsequent occurrence of an involuntary termination of employment by the Company or constructive termination of employment by the NEO. The change in control column in the tables below assumes both a Change in Control and the occurrence of a termination event occurring on December 31, 2024.

Termination Other Than in Connection with a Change in Control

NEO Severance Arrangements

The material terms and conditions of the severance arrangements with each of our NEOs are summarized below:

•
In the event (i) the executive’s employment is involuntarily terminated, other than in connection with the executive’s death, disability, a “change in control,” or for “cause,” or (ii) the executive voluntarily terminates employment for “good reason” (defined generally to mean a decrease in the executive’s base salary or target short-term incentive compensation opportunity, a material and adverse change to the executive’s role and responsibility, or, in certain cases, a requirement that the executive relocate the executive’s principal place of business), the executive will be entitled to a lump sum cash severance payment designed to approximate one year’s cash compensation (base salary and target bonus opportunity or, with respect to Mr. Farber, two times his then-current base salary and one year’s continued vesting of his then-outstanding equity awards).
•
As a condition to receiving severance, the executive would be required to enter into a separation agreement upon terms and conditions acceptable to the Company, including a full release of claims and non-disparagement provision.

Long-Term Equity Incentive Plans

Pursuant to the 2014 Plan and the 2022 Plan and/or certain stock award agreements evidencing awards issued thereunder, holders of stock awards, including the NEOs, may be entitled to pro-rated or full acceleration of vesting of their awards in the event

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 53

the holder dies, is disabled or terminates employment upon reaching “retirement eligibility” prior to the vesting date. In general, for these purposes, disability is as defined in the Company’s long-term disability plan and “retirement eligibility” means age 65, or age 60 with five consecutive years of service. As of December 31, 2024, Messrs. Roche and Farber satisfied the requirements of “retirement eligibility.” Additionally, during 2025, subject to their continued employment, Messrs. Kerrigan and Salvatore will satisfy the requirements of “retirement eligibility” with respect to their 2022, 2023 and 2024 awards.

Change in Control

THG’s CIC Plan outlines the potential benefits certain key executives, including each of our NEOs, could receive in connection with a Change in Control (defined below) of the Company. In the event of a Change in Control of the Company and subsequent involuntary termination of a participant’s employment by the Company or a constructive termination of a participant’s employment by the participant within a two-year period following the Change in Control, the CIC Plan authorizes the payment of specified benefits to eligible participants. These include a lump-sum cash payment equal to a multiplier (the “Multiplier”) (2x for Messrs. Roche and Farber, and 1.5x for Messrs. Lavey, Salvatore and Kerrigan) times the sum of a participant’s applicable base salary and target short-term incentive compensation award opportunity. Additionally, a participant is entitled to a cash payment of an amount equal to the amount that otherwise would have been credited under the Company’s 401(k) Plan and Non-Qualified Retirement Savings Plan for the year in which the employee’s employment was terminated. The CIC Plan also provides for continued coverage for up to one year under the Company’s health plans, payment of an amount equal to the participant’s target short-term incentive compensation award opportunity, pro-rated for service performed in the year of termination, and outplacement services. The NEOs are not entitled to a gross-up payment under the CIC Plan if their change in control payments and benefits become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

Pursuant to the 2014 Plan and the 2022 Plan, as applicable, and the various agreements evidencing awards issued thereunder, in the event of a change in control (defined below), the participant may be entitled to certain accelerated vesting of equity awards if such awards are not assumed by the successor company, or if such participant’s employment is involuntarily or constructively terminated after the change in control. To comply with Section 409A of the Internal Revenue Code, certain TBRSUs issued to individuals who meet the requirements of “retirement eligibility” (or will meet the requirements of “retirement eligibility” prior to the TBRSU’s scheduled vesting date) will immediately vest and become payable upon the occurrence of a change in control. The 2022, 2023 and 2024 TBRSU awards for each of Messrs. Roche, Farber, Salvatore and Kerrigan contain such a provision because each of them is eligible to meet the requirements of “retirement eligibility” before the vesting date of these awards. The tables below present the hypothetical values as if such awards are assumed by a successor company and such participant is involuntarily or constructively terminated thereafter. Such hypothetical values would be identical in the event the successor company did not assume the equity grants and instead they were accelerated.

As further described in the footnotes and because the tables assume a hypothetical triggering event on December 31, 2024, the values in the tables below include amounts for short-term and long-term incentive compensation awards that vested and were earned by the executives in the first quarter of 2025.

Potential Payments Upon Termination or Change in Control* Tables

	John C. Roche
Benefit	Death	Disability	For Cause	Without Cause	Retirement	For Good Reason	Change in Control

Cash Severance (1) (2)	$—	$—	$—	$3,300,000	$—	$3,300,000	$6,600,000
Cash Incentives (3)	—	—	—	—	—	—	2,200,000
Equity
Unvested Restricted Stock Units (PBRSUs and TBRSUs) (4)	7,316,191	10,584,621	—	—	11,154,543	—	10,356,962
Unexercisable Stock Options (5)	1,376,519	1,376,519	—	—	1,376,519	—	1,376,519
Other Benefits
Health & Welfare (6)	—	—	—	—	—	—	29,261
Outplacement (7)	—	—	—	—	—	—	40,000
Cash Severance Related to Company’s 401(k) and NQ Retirement Savings Plan (8)	—	—	—	—	—	—	60,000
TOTAL	$8,692,710	$11,961,140	$—	$3,300,000	$12,531,062	$3,300,000	$20,662,742

See pages 56-58 for footnotes

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 54

	Jeffrey M. Farber
Benefit	Death	Disability	For Cause	Without Cause	Retirement	For Good Reason	Change in Control

Cash Severance (1) (2)	$—	$—	$—	$1,570,000	$—	$1,570,000	$3,611,000
Cash Incentives (3)	—	—	—	—	—	—	1,020,500
Equity
Unvested Restricted Stock Units (PBRSUs and TBRSUs) (4)	2,850,693	4,096,325	—	1,199,852	4,304,188	1,199,852	3,988,063
Unexercisable Stock Options (5)	521,220	521,220	—	244,964	521,220	244,964	521,220
Other Benefits
Health & Welfare (6)	—	—	—	—	—	—	22,912
Outplacement (7)	—	—	—	—	—	—	40,000
Cash Severance Related to Company’s 401(k) and NQ Retirement Savings Plan (8)	—	—	—	—	—	—	60,000
TOTAL	$3,371,913	$4,617,545	$—	$3,014,816	$4,825,408	$3,014,816	$9,263,695

	Richard W. Lavey
Benefit	Death	Disability	For Cause	Without Cause	Retirement	For Good Reason	Change in Control

Cash Severance (1) (2)	$—	$—	$—	$1,540,000	$—	$1,540,000	$2,310,000
Cash Incentives (3)	—	—	—	—	—	—	840,000
Equity
Unvested Restricted Stock Units (PBRSUs and TBRSUs) (4)	1,659,811	2,377,898	—	—	—	—	2,327,014
Unexercisable Stock Options (5)	303,212	303,212	—	—	—	—	303,212
Other Benefits
Health & Welfare (6)	—	—	—	—	—	—	1,850
Outplacement (7)	—	—	—	—	—	—	40,000
Cash Severance Related to Company’s 401(k) and NQ Retirement Savings Plan (8)	—	—	—	—	—	—	60,000
TOTAL	$1,963,023	$2,681,110	$—	$1,540,000	$—	$1,540,000	$5,882,076

	Bryan J. Salvatore
Benefit	Death	Disability	For Cause	Without Cause	Retirement	For Good Reason	Change in Control

Cash Severance (1) (2)	$—	$—	$—	$1,419,000	$—	$1,419,000	$2,128,500
Cash Incentives (3)	—	—	—	—	—	—	774,000
Equity
Unvested Restricted Stock Units (PBRSUs and TBRSUs) (4)	1,492,624	2,140,494	—	—	—	—	2,097,654
Unexercisable Stock Options (5)	274,141	274,141	—	—	—	—	274,141
Other Benefits
Health & Welfare (6)	—	—	—	—	—	—	31,341
Outplacement (7)	—	—	—	—	—	—	40,000
Cash Severance Related to Company’s 401(k) and NQ Retirement Savings Plan (8)	—	—	—	—	—	—	60,000
TOTAL	$1,766,765	$2,414,635	$—	$1,419,000	$—	$1,419,000	$5,405,636

See pages 56-58 for footnotes

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 55

	Dennis F. Kerrigan
Benefit	Death	Disability	For Cause	Without Cause	Retirement	For Good Reason	Change in Control

Cash Severance (1) (2)	$—	$—	$—	$1,067,400	$—	$1,067,400	$1,601,100
Cash Incentives (3)	—	—	—	—	—	—	474,400
Equity
Unvested Restricted Stock Units (PBRSUs and TBRSUs) (4)	998,021	1,427,666	—	—	—	—	1,394,724
Unexercisable Stock Options (5)	180,666	180,666	—	—	—	—	180,666
Other Benefits
Health & Welfare (6)	—	—	—	—	—	—	28,791
Outplacement (7)	—	—	—	—	—	—	40,000
Cash Severance Related to Company’s 401(k) and NQ Retirement Savings Plan (8)	—	—	—	—	—	—	59,346
TOTAL	$1,178,687	$1,608,332	$—	$1,067,400	$—	$1,067,400	$3,779,027

*

Please refer to the change in control definitions below for an explanation of what constitutes a change in control under the CIC Plan, the 2014 Plan and the 2022 Plan. Prior to receiving any benefits under the CIC Plan, the participant must execute certain waivers and general releases in favor of the Company. In addition, in order to be eligible to participate in the CIC Plan, participants must execute a non-solicitation and non-interference agreement, regardless of whether or not they ever receive benefits thereunder. This agreement also contains a non-disparagement and cooperation provision and provides that all proprietary information relating to the Company’s business and all software, works of authorship and other developments created during employment by the Company are the sole property of the Company.

Under the CIC Plan, Change in Control is defined as follows: (i) subject to certain exceptions, a change in the composition of the Board such that the Incumbent Directors (as defined in the CIC Plan) at the beginning of any consecutive twenty-four month period cease to constitute a majority of the Board; (ii) subject to certain exceptions, any person or group is or becomes the beneficial owner of 35% or more of the Company’s outstanding voting securities; (iii) the consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any affiliate that requires shareholder approval, unless the shareholders immediately prior to the transaction own more than 50% of the total voting stock of the successor corporation and a majority of the board of directors of the successor corporation were Incumbent Directors immediately prior to the transaction; (iv) the approval by shareholders of a sale of all, or substantially all, of the Company’s assets and such sale is consummated; or (v) the approval by shareholders of a plan of liquidation or dissolution of the Company.

The definition of a “change in control” under the 2014 Plan and the 2022 Plan is substantially consistent with the definition in the CIC Plan, except that pursuant to the 2014 Plan and the 2022 Plan, a “change in control” is triggered by the consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any affiliate that requires shareholder approval, unless the shareholders immediately prior to the transaction own more than 50% of the total voting stock of the successor corporation or a majority of the board of directors of the successor corporation were Incumbent Directors immediately prior to the transaction.

(1)
Pursuant to the CIC Plan, in the event of both a Change in Control and a subsequent involuntary or constructive termination, the NEO is entitled to a lump sum severance payment equal to the product of his Multiplier and the sum of his applicable annual base salary plus target short-term incentive compensation award opportunity.
(2)
As discussed above, the Company entered into severance arrangements with each of its executive officers, including each NEO. These arrangements provide for a lump sum cash severance award designed to approximate one year’s target cash compensation (base salary and target bonus opportunity), or in the case of Mr. Farber, two times his current base salary, in each case in the event the (i) executive’s employment is involuntarily terminated, other than in connection with that person’s death, disability, a Change in Control or for Cause (as these terms are defined under the CIC Plan), or (ii) the executive voluntarily terminates his or her employment for “good reason.”
(3)
Represents payment of target 2024 STIP award earned in 2024, pro-rated for the period prior to the Change in Control (the amount included above assumes full year payout at target). In the event of death, disability, or in certain circumstances, an involuntary termination of employment (other than for cause), occurring prior to the payment date,

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 56

each NEO remains eligible for an award under the 2024 STIP, but payment is at the discretion of the CHCC. Each NEO’s actual 2024 STIP award was earned and paid during the first quarter of 2025. See the Summary Compensation Table on page 46 for more information.
(4)
Represents the value of unvested PBRSUs and TBRSUs granted in 2022, 2023 and 2024 (see “Outstanding Equity Awards at Fiscal Year-End 2024” beginning on page 49 for more information).

PBRSUs

Death. In the event of an NEO’s death, a pro-rated portion of the PBRSUs vests and the awards remain subject to the performance-based vesting conditions as calculated pursuant to the terms of the award agreement as of the date of the termination event. For each of the 2022, 2023 and 2024 RTSR PBRSUs, the value is presented at 25.0%, 64.0% and 100.0% of target, respectively. For each of the 2022, 2023 and 2024 ROE PBRSUs, the value is presented at 95.0%, 101.7% and 100.0% of target, respectively.

Disability. In the event of an NEO’s disability, a pro-rated portion of the PBRSUs vests and the participant is given an additional one-year service credit, and the awards remain subject to the performance-based vesting conditions as calculated pursuant to the terms of the award agreement as of the date of the termination event. The value presented for each of the 2022 RTSR PBRSUs and 2022 ROE PBRSUs is based on the actual payout of 25.0% and 125.0% of target, respectively. The value for each of the 2023 and 2024 RTSR PBRSUs is presented at target. The value for each of the 2023 and 2024 ROE PBRSUs is presented at 133.3% and 131.6% of target, respectively.

Retirement. In the event Messrs. Roche and Farber, who are retirement eligible under the terms of their 2022, 2023 and 2024 PBRSU awards, retired as of December 31, 2024, their full 2022, 2023 and 2024 PBRSUs would remain outstanding and be eligible to be earned based upon the Company’s actual level of performance measured against pre-established metrics. The value of each of their 2022 RTSR PBRSUs and 2022 ROE PBRSUs is based on the actual payout of 25.0% and 125.0% of target, respectively. The value of each of their 2023 and 2024 PBRSU awards is each presented at target. Since the actual values of the 2023 and 2024 PBRSU awards are not calculated until the end of each performance period, as applicable, the actual values of these awards may differ from the amount disclosed above.

Without Cause / For Good Reason. The terms of Mr. Farber’s PBRSUs provide that if his employment is terminated without cause (other than as a result of his death, disability, or a change in control), or if he terminates his employment for good reason, then he will be given one additional year’s vesting credit. As a result, Mr. Farber’s 2022 PBRSU awards would have been deemed to be vested as of December 31, 2024. The values presented for the 2022 RTSR PBRSUs and 2022 ROE PBRSUs are based on the payout calculated as of December 31, 2024 of 25.0% and 125.0% of target, respectively.

Change in Control. In the event of a change in control, unless such awards are assumed by the successor entity, 100% of the PBRSUs vest based upon the level of achievement as of the change in control. If awards are assumed, the assumed award will be a time-based RSU with respect to the number of units that would be earned under the original PBRSU award based on the level of achievement as of the change in control, and the assumed award will fully accelerate and vest if an NEO’s employment is involuntarily or constructively terminated following the change in control. As calculated pursuant to the terms of the award agreement, the value for each of the 2022, 2023 and 2024 RTSR PBRSUs is presented at 25.0%, 64.0% and 100.0% of target, respectively. As calculated pursuant to the terms of the award agreement, the value for each of the 2022, 2023 and 2024 ROE PBRSUs is presented at 95%, 101.7% and 100.0% of target, respectively.

TBRSUs

Death and Disability. In the event of an NEO’s death or disability, the award vests in full.

Retirement. In the event Messrs. Roche and Farber, who are retirement eligible under the terms of their 2022, 2023 and 2024 TBRSU awards, retired as of December 31, 2024, their 2022, 2023 and 2024 TBRSU awards would have vested in full. Although each of their 2022, 2023 and 2024 TBRSU awards vest upon retirement, payment is deferred until the regularly scheduled vesting date of the awards. Accordingly, the actual value of the 2022, 2023 and 2024 TBRSU awards may differ from the amount disclosed above because the stock price may differ when the TBRSU awards are paid.

Without Cause / For Good Reason. The terms of Mr. Farber’s TBRSUs provide that if his employment is terminated without cause (other than as a result of his death, disability, or a change in control), or if he terminates his employment for good reason, then he will be given one additional year’s vesting credit for purposes of this award. As a result, in the event of Mr. Farber’s termination of employment without cause or for good reason on December 31, 2024, his 2022 TBRSU awards would have vested in full.

Change in Control. In the event of a change in control, unless such award is assumed by the successor entity, 100% of the TBRSUs vest. If awards are assumed, then participants are not entitled to any acceleration unless the participant’s employment is involuntarily or constructively terminated following the change in control. To comply with Section 409A of the Internal Revenue Code, certain TBRSUs issued to individuals who meet the requirements of “retirement eligibility” (or will meet the requirements of “retirement eligibility” prior to the TBRSU’s scheduled vesting date) will immediately vest and become payable upon the occurrence of a change in control. Each of Messrs. Roche, Farber, Salvatore and Kerrigan’s 2022, 2023 and 2024 TBRSU awards

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 57

include such a provision because they each will meet the requirements of “retirement eligibility” before the vesting date of each award.

(5)
Non-Qualified Stock Options. Represents the intrinsic value (difference between fair market value of a share of our Common Stock and the exercise price of the options multiplied by the number of accelerated options).

Death and Disability. In the event of an NEO’s death or disability, any unvested options immediately vest and become exercisable in full.

Retirement. In the event Messrs. Roche and Farber, who are retirement eligible under the terms of their 2022, 2023 and 2024 option awards, retired as of December 31, 2024, their 2022, 2023 and 2024 options would remain outstanding and subject to the vesting schedule pursuant to the award agreements. Accordingly, the actual value of the 2022, 2023 and 2024 option awards may differ than the amount disclosed above because the stock price may differ when the option awards actually become exercisable.

Without Cause / For Good Reason. The terms of Mr. Farber’s option awards provide that if his employment is terminated without cause (other than as a result of his death, disability, or a change in control), or if he terminates his employment for good reason, then he will be given one additional year’s vesting credit for each outstanding but unvested option.

Change in Control. Unless such awards are assumed by the successor entity, upon a change in control unvested options immediately vest and become exercisable in full. If awards are assumed, then participants are not entitled to any acceleration unless their employment is involuntarily or constructively terminated following the change in control.

(6)
Represents the estimated cost of continued health and dental benefits for a period not to exceed one year. All such benefits terminate in the event the NEO obtains other employment that provides the NEO with group health benefits.
(7)
Represents the estimated cost of one year of outplacement services.
(8)
Represents a lump sum payment equal to the amount that would be credited for 2024 to the NEO’s account balances under the 401(k) Plan and the Non-Qualified Retirement Savings Plan, based upon the higher of the NEO’s 2023 or annualized 2024 eligible compensation.

CEO Pay Ratio

Set forth below is an estimate of the relationship between the annual total compensation of our median compensated employee and the annual total compensation of John C. Roche, our Chief Executive Officer. The pay ratio below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For the 2024 fiscal year:

•
The base salary of the median compensated employee of our Company (other than our CEO) was $87,308, and when short-term incentive compensation, 401(k) match and the cost of medical and health benefits is included, the annual total compensation of the median compensated employee (calculated in accordance with the methodology used to determine the amounts reported in the Summary Compensation Table on page 46) was $126,501;
•
Mr. Roche’s total compensation, calculated in accordance with the methodology used to determine the amounts reported in the Summary Compensation Table on page 46 (and then adding the cost of certain medical and health benefits, as described below), was $9,570,969; and
•
Based on the foregoing, for 2024 the ratio of the total compensation of Mr. Roche to the annual total compensation of our median compensated employee was approximately 76 to 1.

To calculate our CEO pay ratio as described above, we used the following methodology and assumptions:

Median Employee

•
Pursuant to SEC rules, we were permitted to use the same median employee for three years before identifying a new median employee because there was no significant change to our employee population or compensation arrangements that we believed would result in a significant change to our pay ratio disclosure. For our 2024 ratio, we selected a new median compensated employee because we used the same median compensated employee, or as permitted by SEC rules, a substantially similarly compensated employee, in each of the prior three years.
•
We selected December 31, 2024 as the date used to identify the median compensated employee. As of December 31, 2024, we had an employee population of approximately 4,900 employees (excluding our CEO) from which to determine the median employee;
•
To identify the median compensated employee, we analyzed the approximately 4,900 employee population based on total target compensation for 2024 (i.e., 2024 base salary, 2024 target bonus or short-term incentive compensation to be paid in 2025 and the target 2024 long-term incentive compensation granted in 2024, if applicable). Total target compensation was

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 58

selected as the consistently applied compensation measure because that is the metric that the Company bases its compensation decisions on and how it views the compensation it pays to its employees; and
•
We calculated the actual annual total compensation paid to the median compensated employee using the same methodology we used to calculate Mr. Roche’s compensation in the Summary Compensation Table on page 46 (including bonus amounts totaling $13,000 and the Company’s contribution to the 401(k) plan on behalf of the median compensated employee of $5,821) and added the $20,373 cost of medical and health benefits attributed to the median compensated employee through Company-sponsored benefit plans.

CEO

•
Mr. Roche’s total compensation was calculated by using the same methodology as was used to calculate the amounts in the Summary Compensation Table on page 46 and by adding the $20,373 cost of medical and health benefits that the Company attributed to Mr. Roche in 2024 through Company-sponsored benefit plans; this amount was added in order to provide a like comparison to the elements of compensation included for the median compensated employee.

In accordance with SEC rules, we have used estimates and assumptions, as described above, in calculating the pay ratio reported above. The estimates and assumptions that we use may differ from estimates and assumptions used by other companies, including companies in our compensation peer group described above.

Relationship Between Pay and Performance

As required by Item 402(v) of Regulation S-K, we are presenting information that describes the relationship between compensation actually paid to our NEOs, as computed in accordance with the rules prescribed by Item 402(v), and certain measures of financial performance of the Company. While the information provided below may be useful to understanding the relationship between the compensation actually paid to our NEOs and our financial performance, we believe that this disclosure should be read in the context of the more complete and comprehensive discussion of our executive compensation program set forth in the CD&A beginning on page 27, and in the CD&A sections of our Proxy Statements for prior periods presented in the table below.

Pay Versus Performance

					Value of Initial Fixed $100
					Investment Based On:
Year	Summary Compensation Table Total for CEO ($)(1)	Compensation Actually Paid to CEO ($)(2)(3)	Average Summary Compensation Table Total for Non-CEO Named Executive Officers ($)(4)	Average Compensation Actually Paid to Non-CEO Named Executive Officers ($)(2)(5)	Total Shareholder Return ($)(6)	Peer Group Total Shareholder Return ($)(7)	Net Income ($ in millions) (8)	Ex-Cat Operating Income ($ in millions)(9)

2024	9,550,596	13,063,736	3,068,602	3,901,791	127.71	227.67	426.0	1,026.0
2023	7,721,129	5,788,287	2,458,068	1,997,478	97.77	168.05	35.3	795.7
2022	6,826,023	7,254,520	2,234,298	2,351,602	105.83	151.65	116.0	687.7
2021	6,773,668	8,437,307	2,230,923	2,666,961	100.41	127.58	418.7	834.9
2020	6,234,413	6,069,766	2,275,250	2,196,681	87.69	106.96	358.7	771.4

(1)
The amounts in this column reflect the amounts reported in the “Total” column of the Summary Compensation Table for Mr. Roche, our Chief Executive Officer, for each of the periods presented.
(2)
“Compensation actually paid” as set forth in this column is calculated in accordance with rules prescribed under Item 402(v) and does not reflect the actual amounts earned or that may be earned by the applicable NEO. The amounts set forth may be more or less than the value actually realized by an NEO based upon, among other things, the value of our Common Stock at the time of vesting of stock awards or exercise of options held by the NEO, whether the Company achieves certain performance goals in respect of such awards and/or whether such equity awards actually vest.
(3)
The amounts deducted or added in calculating the equity award adjustments required under Item 402(v) are as set forth in the following table. For the periods covered, no dividends or other earnings were paid on outstanding and unvested awards. Each of Mr. Roche’s outstanding RSUs accrue dividend equivalents in the form of additional RSUs that are not paid unless and until the underlying award vests and becomes payable. The value of dividend equivalents is reflected in the values set forth below. Moreover, while certain PBRSUs that vested during the applicable year may have vested at levels below or above target, no awards were forfeited in their entirety due to a failure to meet threshold payout levels. The valuation assumptions used to calculate the fair values of PBRSUs reflect the probable outcome of the performance conditions as of the applicable measuring

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 59

date (or actual performance results approved by the CHCC as of the applicable vesting date). The valuation assumptions used to calculate fair values attributable to TBRSUs and PBRSUs, as applicable, did not materially differ from those used in our disclosures of fair value as of the grant date. The valuation assumptions used to calculate fair values attributable to Options also did not materially differ from those used in our disclosures of fair value as of the grant date, other than for an adjustment for moneyness, as applicable.

Year	Deductions from Summary Compensation Table ($)	Year-End Fair Value of Outstanding and Unvested Equity Awards Granted During Year ($)(a)	Year-over-Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)(b)	Fair Value as of Vesting Date of Equity Awards that Vested During the Same Year Granted ($)(c)	Change in Fair Value of Equity Awards Granted in Prior Years that Vested During the Year Measured From Prior Year-End to Vesting Date ($)(d)	Total Equity Award Adjustments ($)

2024	(5,005,617)	6,146,332	1,944,553	66,958	360,914	3,513,140
2023	(4,600,133)	3,687,677	(1,228,420)	45,533	162,501	(1,932,842)
2022	(3,960,266)	3,815,952	346,063	—	226,748	428,497
2021	(3,500,384)	4,218,774	861,727	—	83,522	1,663,639
2020	(3,000,633)	3,487,342	(478,737)	—	(172,619)	(164,647)

(a)
Includes values attributable to TBRSUs, PBRSUs and Options, as applicable, granted to Mr. Roche during the year indicated.
(b)
Includes values attributable to TBRSUs, PBRSUs and Options, as applicable, granted to Mr. Roche during the two years preceding the year indicated.
(c)
As of December 31, 2023, Mr. Roche was deemed “retirement eligible.” Accordingly, during the years indicated, this amount includes the portion of his 2023 or 2024 TBRSU award, as applicable, that was accelerated and withheld to pay FICA tax withholding obligations (and income taxes due on the amounts withheld) due in connection with Mr. Roche qualifying as retirement-eligible during the applicable year.
(d)
Includes values attributable to TBRSUs, PBRSUs and Options, as applicable, granted to Mr. Roche during the third year prior to the year indicated. Additionally, as of December 31, 2023, Mr. Roche was deemed “retirement eligible.” Accordingly, for 2023 this includes the portion of his 2022 TBRSU award that was accelerated and withheld to pay FICA tax withholding obligations (and income taxes due on the amounts withheld) due in connection with his qualifying as “retirement eligible” in 2023.

Mr. Roche does not participate in our frozen defined benefit plan. Accordingly, no adjustments have been included for changes in the actuarial present value of defined benefit pension plans.

(4)
The amounts in this column reflect the average of the amounts reported in the “Total” column of the Summary Compensation Table for the Company’s NEOs as a group (excluding the CEO) for each period presented. The non-CEO NEOs included for purposes of computing the amounts in this column for all years presented are Messrs. Farber, Lavey, Salvatore and Kerrigan.
(5)
The amounts deducted or added in calculating the equity award adjustments required under Item 402(v) are as set forth in the following table. Each of the numbers is expressed as an average for all NEOs, other than the CEO, for the periods presented. For the periods covered, no dividends or other earnings were paid on outstanding and unvested awards. Outstanding RSUs accrue dividend equivalents in the form of additional RSUs that are not paid unless and until the underlying award vests and becomes payable. The value of dividend equivalents is reflected in the values set forth below. Moreover, while certain PBRSUs that vested during the applicable year may have vested at levels below or above target, no awards were forfeited in their entirety due to a failure to meet threshold payout levels. The valuation assumptions used to calculate the fair values of PBRSUs reflect the probable outcome of the performance conditions as of the applicable measuring date (or actual performance results approved by the CHCC as of the applicable vesting date). The valuation assumptions used to calculate fair values attributable to TBRSUs and PBRSUs, as applicable, did not materially differ from those used in our disclosures of fair value as of the grant date. The valuation assumptions used to calculate fair values attributable to Options also did not materially differ from those used in our disclosures of fair value as of the grant date, other than for an adjustment for moneyness, as applicable.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 60

Year	Deductions from Summary Compensation Table ($)	Year-End Fair Value of Outstanding and Unvested Equity Awards Granted During Year ($)(a)	Year-over-Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)(b)	Fair Value as of Vesting Date of Equity Awards that Vested During the Same Year Granted ($)(c)	Change in Fair Value of Equity Awards Granted in Prior Years that Vested During the Year Measured From Prior Year-End to Vesting Date ($)(d)	Total Equity Award Adjustments ($)

2024	(1,151,501)	1,423,107	462,114	6,054	93,415	833,189
2023	(1,062,762)	862,452	(305,478)	—	45,198	(460,590)
2022	(975,188)	939,752	93,755	—	58,985	117,304
2021	(875,182)	1,054,927	232,428	—	23,865	436,038
2020	(837,555)	973,516	(134,247)	—	(80,283)	(78,569)

(a)
Includes values attributable to TBRSUs, PBRSUs and Options, as applicable, granted to the NEO during the year indicated.
(b)
Includes values attributable to TBRSUs, PBRSUs and Options, as applicable, granted to the NEO during the two years preceding the year indicated.
(c)
As of December 31, 2024, Mr. Farber was deemed “retirement eligible.” Accordingly, this amount includes the portion of his 2024 TBRSU award that was accelerated and withheld to pay FICA tax withholding obligations (and income taxes due on the amounts withheld) due in connection with Mr. Farber qualifying as retirement-eligible during the applicable year.
(d)
Includes values attributable to TBRSUs, PBRSUs and Options, as applicable, granted to the NEO during the third year prior to the year indicated. Additionally, as of December 31, 2024, Mr. Farber was deemed “retirement eligible.” Accordingly, for 2024 this includes the portions of his 2022 and 2023 TBRSU awards that were accelerated and withheld to pay FICA tax withholding obligations (and income taxes due on the amounts withheld) due in connection with his qualifying as “retirement eligible” in 2024.

Effective December 31, 2004, benefits under our defined benefit plan were frozen. Accordingly, no adjustments have been included for changes in the actuarial present value of the defined benefit pension plans.

(6)
Assumes $100 invested in THG common stock on December 31, 2019, the last trading day before the start of 2020, through the last trading day for the applicable year in the table, including reinvestment of dividends.
(7)
Assumes $100 invested in the S&P 500 Property & Casualty Insurance Index, the index used for purposes of Item 201(e) of Regulation S-K and the peer group chosen for purposes of the TSR calculation under SEC rules, on December 31, 2019, the last trading day before the start of 2020, through the last trading day for the applicable year in the table, including reinvestment of dividends. Peer group TSR is weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated.
(8)
Net income as reported for each year in the Company’s Form 10-K.
(9)
This financial measure is a non-GAAP financial measure. Reconciliation to the most directly comparable GAAP measure, income from continuing operations, and/or explanations of how we calculate this measure is contained in Appendix A to this Proxy Statement, which is incorporated herein by reference.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 61

Relationship Between Compensation Actually Paid to Metrics Identified in the Pay Versus Performance Table

$6,462$6,070$8,437$7,255$5,788$2,784$2,231$2,667$2,352$1,997$126.73$111.13$127.25$134.13$123.91$125.87$134.63$160.58$190.89$211.53$0$50$100$150$200$25020192020202120222023Indexed TSR (to $100) Compensation Actually Paid ($000s) vs. TSRCEO Compensation Actually Paid ($000s)Average NEO Compensation Actually Paid ($000s) Hanover TSRS&P 500 P&C Index$6,462$6,070$8,437$7,255$5,788$2,784$2,231$2,667$2,352$1,997$425.1$358.7$422.8$116.0$35.3$622.9$771.4$834.9$687.7$795.7$0$300$600$90020192020202120222023Income ($Mil) Compensation Actually Paid ($000s) vs. Net Income and Ex-CAT Operating Income ($Mil) CEO Compensation Actually Paid ($000s) Average NEO Compensation Actually Paid ($000s) $6,462$6,070$8,437$7,255$5,788$2,784$2,231$2,667$2,352$1,997$126.73$111.13$127.25$134.13$123.91$125.87$134.63$160.58$190.89$211.53$0$50$100$150$200$25020192020202120222023Indexed TSR (to $100) Compensation Actually Paid ($000s) vs. TSRCEO Compensation Actually Paid ($000s)Average NEO Compensation Actually Paid ($000s) Hanover TSRS&P 500 P&C Index$6,462$6,070$8,437$7,255$5,788$2,784$2,231$2,667$2,352$1,997$425.1$358.7$418.7$116.0$35.3$622.9$771.4$834.9$687.7$795.7$0$300$600$90020192020202120222023Income ($Mil) Compensation Actually Paid ($000s) vs. Net Income and Ex-CAT Operating Income ($Mil) CEO Compensation Actually Paid ($000s) Average NEO Compensation Actually Paid ($000s)

Principal Financial Metrics We Use to Link Compensation Actually Paid to Company Performance for 2024

The principal financial metrics that we use to link compensation actually paid to our performance for 2024, as further described in the CD&A beginning on page 27, are as follows:

Financial Performance Measures

Ex-Cat Operating Income (1)(2)
Pre-Tax Operating Income (2)
Relative Total Shareholder Return (3)
Adjusted Operating ROE (2)(4)

(1)
Company selected measure as noted in the above Pay Versus Performance Table.
(2)
Each of these financial measures is a non-GAAP financial measure. Definitions and, where required, reconciliations to the most directly comparable GAAP measure are contained in Appendix A to this Proxy Statement, which is incorporated herein by reference.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 62

(3)
For purposes of our executive compensation programs we measure Relative Total Shareholder Return over a three-year period. Please see the section entitled “Long-Term Incentive Compensation” in the CD&A beginning on page 27 for more information. For the three-year performance period ending in 2024, we measured our total shareholder return against the following 23 peer companies. We chose these companies because we believed at the beginning of the performance period that they were most representative of the companies against which we compete for capital/business.

• American Financial Group, Inc.

• American International Group, Inc.

• Argo Group International Holdings Ltd.

• AXIS Capital Holdings Limited

• Chubb Limited

• Cincinnati Financial Corporation

• CNA Financial Corporation

• Mercury Group Corporation • Old Republic International Corporation • ProAssurance Corporation • RLI Corp • Safety Insurance Group, Inc. • Selective Insurance Group, Inc. • The Allstate Corporation
• Donegal Group Inc.	• The Hartford Insurance Group, Inc.
• Horace Mann Educators Corporation	• The Travelers Companies, Inc.
• James River Group Holdings, Ltd. • Kemper Corporation • Markel Group Inc.	• United Fire Group, Inc. • W.R. Berkley Corporation
(4)
For purposes of our executive compensation programs we measure the average Adjusted Operating ROE over a three-year period. Please see the section entitled “Long-Term Incentive Compensation” in the CD&A beginning on page 27 for more information.

The information provided under Relationship Between Pay and Performance shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that THG specifically incorporates this information by reference.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 63

HOUSEHOLDING INFORMATION

Some brokers and nominees may be participating in the practice of “householding” proxy statements, annual reports and notices of Internet availability of proxy materials. This means that only one copy of our Proxy Statement, our Annual Report or our Notice may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of any of the documents to you if you call 1-508-855-1000 (and ask the operator for Investor Relations) or write to THG at 440 Lincoln Street, Worcester, Massachusetts 01653 (attention: Investor Relations). If you want to receive separate copies of our Annual Report, Proxy Statement and/or Notice in the future, or are receiving multiple copies at your household and would like to receive only one copy for your household, you should contact your broker or nominee, or our Investor Relations department.

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND THE ANNUAL MEETING

What is included in these proxy materials? These proxy materials include our Proxy Statement for the Annual Meeting and our Annual Report, including our financial statements and the report of PwC thereon. The Annual Report is neither a part of this Proxy Statement nor incorporated herein by reference. If you requested a paper copy of these materials by mail, these materials also include the proxy card for submitting your vote prior to the Annual Meeting.

What is the purpose of the Annual Meeting? At the Annual Meeting, shareholders will act on the following matters:

•
election of five directors;
•
advisory approval of the Company’s executive compensation; and
•
ratification of the appointment of PwC to serve as the Company’s independent, registered public accounting firm for 2025.

Any other business that properly comes before the Annual Meeting also will be considered. In addition, management and the Board will respond to questions from shareholders.

Who is entitled to vote at the Annual Meeting? Only shareholders of record at the close of business on March 20, 2025 (the “Record Date”) are entitled to vote at the Meeting.

What are the voting rights of the holders of the Company’s Common Stock? Each share of Common Stock entitles its holder to one vote.

Who is soliciting my vote? The Board is soliciting your vote at the Annual Meeting. We have retained Georgeson LLC of New York, NY, to help us solicit proxies personally or by mail, phone or Internet. We anticipate the costs of this service will be approximately $16,500, plus reasonable expenses. Proxies may also be solicited on the Board’s behalf by directors, officers or employees of the Company, in person or by telephone, mail, the Internet, or electronic or facsimile transmission. The Company will pay the cost of soliciting proxies on the Board’s behalf, including reimbursing banks, brokerage firms and others for the reasonable expenses incurred by them for forwarding proxy material on behalf of the Board to beneficial owners of Common Stock.

How does the Board recommend that I vote? Our Board recommends you vote your shares “FOR” the election of each Board nominee and “FOR” each of the other items specifically identified in this Proxy Statement for action at the Annual Meeting.

How many shares are entitled to vote at the Annual Meeting? As of the Record Date, 36,039,404 shares of Common Stock were issued, outstanding and entitled to be voted.

How many shares must be present to hold the Annual Meeting? A majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting must be present either in person or by proxy to constitute a quorum. Abstentions will be treated as present at the Annual Meeting for the purpose of determining a quorum and, because brokers have the discretionary authority to vote on one item (the ratification of auditors), broker non-votes will also be treated as present at the Annual Meeting for the purpose of determining a quorum. A “broker non-vote” occurs when a broker holding shares for a beneficial owner returns a proxy but does not vote on a particular item because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. Banks and brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on any matter specifically identified for action at the Annual Meeting other than the ratification of the appointment of PwC to serve as the Company’s independent, registered public accounting firm for 2025.

How do I vote? You may either attend and vote at the Annual Meeting, or vote by proxy without attending the Annual Meeting.

How do I vote by proxy? If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and such brokerage firm or nominee will forward the Notice and/or a printed copy of the proxy materials to you, together with voting instructions. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote.

If you are a registered shareholder (that is, if you hold stock certificates directly in your name), you may vote via the Internet in accordance with the instructions set forth in the Notice. If you have requested a paper copy of the proxy materials, you may vote by

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 64

mail, via the Internet, or via the toll-free number in accordance with the instructions set forth on the proxy card. The shares of Common Stock represented by your proxy will be voted as you directed or, if the proxy card is signed, dated and returned without instructions, in accordance with the Board’s recommendations as set forth in this Proxy Statement.

The proxy also confers discretionary authority with respect to any other items that may properly be brought before the Annual Meeting. As of the date of this Proxy Statement, neither the Board nor management is aware of any other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, then the proxies solicited hereby will be voted in accordance with the recommendations of the Board.

Can I change my vote after I submit my proxy? Yes. Any registered shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice thereof to the Company’s Corporate Secretary, The Hanover Insurance Group, Inc., 440 Lincoln Street, Worcester, Massachusetts 01653. If you are a beneficial owner of shares held in street name, you may revoke or change your voting instructions prior to the Meeting by timely instructing your broker, trustee or nominee. Any shareholder of record attending the Annual Meeting may vote in person at the Meeting regardless of whether the shareholder previously delivered a proxy. Shares held beneficially in street name may be voted in person at the Meeting only if you obtain and bring to the Meeting a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Attendance at the Annual Meeting by a shareholder who has submitted a proxy, however, does not in itself revoke a submitted proxy.

What vote is required to approve each item, and how are abstentions and broker non-votes treated? Each of Item I (election of five director nominees), Item II (advisory vote on executive compensation) and Item III (ratification of the Company’s independent auditor) requires the affirmative vote of a majority of the votes properly cast (in person or by proxy). For purposes of electing directors, “the affirmative vote of a majority of the votes cast” means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. For each such item, abstentions and broker non-votes, because they are not votes cast, are not counted and will have no effect on the outcome of each item. For Item III (ratification of the Company’s independent auditor), however, banks and brokers that have not received voting instructions from their clients may vote their clients’ shares on Item III.

What happens if a director nominee is not elected at the Annual Meeting? If a nominee who is currently serving as a director is not re-elected at the Annual Meeting, then, under Delaware law, the director would continue to serve on the Board as a “holdover director.” However, under our By-laws, any director who is nominated but fails to be re-elected is required to promptly tender his or her resignation to the Board, effective at the end of his or her current term. The NCGC will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. In making their determinations, the NCGC and the Board may consider any factors deemed relevant. The Board will act on the NCGC’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not vote on the NCGC’s recommendation or the Board’s decision. If Mr. Donnell is not elected at the Annual Meeting, then, under Delaware law, he would not become a director and would not serve on the Board as a “holdover director.”

How do participants in The Hanover Insurance Group Employee Stock Purchase Plan (the "ESPP") vote their shares? ESPP participants who retain their issued shares are considered to hold such shares in “street name” in a brokerage account. Such shares may be voted like other “street name” holders. The brokerage firm or nominee will forward ESPP participants the Notice and/or a printed copy of the proxy materials, together with voting instructions. ESPP participants’ voting instructions are kept confidential by the administrator of the ESPP.

Who can attend the Annual Meeting? The Meeting is open to all THG shareholders of record as of the Record Date and to invited guests of the Board. Individuals who hold shares in “street name” may be required to provide proof of their share ownership as of the Record Date.

ANNUAL REPORT ON FORM 10-K

Shareholders may obtain, without charge, a copy of THG’s Annual Report on Form 10-K, including financial statements and financial statement schedules, required to be filed with the SEC pursuant to the Exchange Act for the fiscal year ended December 31, 2024, by calling 1-508-855-1000 (and asking the operator for Investor Relations) or by writing to THG at our principal executive offices, 440 Lincoln Street, Worcester, Massachusetts 01653 (attention: Investor Relations). The information is also available on the Company’s website, www.hanover.com, under “Investors—Annual reports.”

OTHER MATTERS

Management knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the proxy holders to vote the shares represented thereby on such matters in accordance with the recommendation of the Board, and authority to do so is included in the proxy.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 65

SHAREHOLDER PROPOSALS

Proposals submitted by shareholders of THG must be received by email to the Company’s Corporate Secretary, corpsecy@hanover.com, by 5:00 p.m. Eastern Time on November 27, 2025, and must otherwise comply with SEC rules in order to be eligible under the SEC’s shareholder proposal rule (Rule 14a-8) for inclusion in the proxy materials relating to the 2026 Annual Meeting of Shareholders.

Any shareholder proposal to be considered at the Company’s 2026 Annual Meeting of Shareholders, but not included in the proxy materials, must be submitted by email to the Company’s Corporate Secretary, corpsecy@hanover.com, by 5:00 p.m. Eastern Time on February 10, 2026, or the persons appointed as proxies may exercise their discretionary voting authority with respect to that proposal. The persons appointed as proxies may also exercise their discretionary voting authority with respect to shareholder proposals submitted prior to February 10, 2026, unless the proponent otherwise complies with the requirements of the SEC’s Rule 14a-4 or Rule 14a-8.

Shareholders seeking to nominate persons for election as directors of the Board must deliver written notice of such nomination to the Company’s Corporate Secretary, which shall be delivered to or mailed and received at the principal executive offices of the Company no earlier than January 13, 2026 and no later than February 12, 2026. In the event that less than 30 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received at the principal executive offices not later than the close of business on the tenth day following the date on which such notice of the meeting was mailed or made public. The written notice shall comply with all requirements set forth in Section 3.3 of the By-laws and the requirements set forth in the SEC’s Rule 14a-19, as stipulated in Section 3.4 of the By-laws. The By-laws are available on the Company’s website, www.hanover.com, under “About The Hanover—Our governance.” We encourage you to review the notice requirements for submitting director nominations.

DATED at Worcester, Massachusetts this 27th day of March 2025.

By Order of the Board of Directors,

CHARLES F. CRONIN

Senior Vice President and Secretary

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT 66

Appendix A

Non-GAAP Financial Measures

The discussion of our results in the CD&A beginning on page 27 and the section entitled “Relationship Between Pay and Performance” beginning on page 59 include a discussion of the following non-GAAP financial measures: (i) operating income before interest expense and income taxes (“Pre-Tax Operating Income”); (ii) Pre-Tax Operating Income excluding catastrophes (“Ex-Cat Operating Income”); and (iii) adjusted operating return on average equity (“Adjusted Operating ROE”). These non-GAAP financial measures may be defined differently by other companies. They are important for an understanding of our overall results of operations and financial condition; however, they should not be viewed as a substitute for measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”).

Pre-Tax Operating Income

Pre-Tax Operating Income is a non-GAAP financial measure because it excludes from net income certain items of expense or income that management does not consider representative of the results attributable to the core operations of our business. The items excluded were primarily realized and unrealized investment gains and losses, losses on the repayment of debt, discontinued operations, interest expense on debt, and income taxes. A reconciliation of Pre-Tax Operating Income to income from continuing operations and net income is presented below and on page 39 of our Annual Report on Form 10-K filed with the SEC on February 24, 2025.

Ex-Cat Operating Income

Ex-Cat Operating Income is a non-GAAP financial measure because it excludes from net income certain items of expense or income that management does not consider representative of the results attributable to the core operations of our business, including those items noted above, as well as the impact of catastrophe losses on our results. Although catastrophe losses are a significant component in understanding and assessing our financial performance, management has metrics that evaluate results excluding catastrophes due to the fact that catastrophes are not predictable as to the timing or the amount that will affect our operations.

A reconciliation for the years ended December 31, 2024, 2023, 2022, 2021 and 2020 of Pre-Tax Operating Income and Ex-Cat Operating Income to Income from continuing operations, net of tax, the most directly comparable GAAP financial measure, is set forth below.

		Years Ended December 31
(in millions)	2024	2023	2022	2021	2020

Net income	$426.0	$35.3	$116.0	$418.7	$358.7
Discontinued operations	(0.7)	(1.8)	0.8	1.3	3.3
Income from continuing operations, net of tax	425.3	33.5	116.8	420.0	362.0
Adjustment for non-operating items	60.6	22.7	83.1	(101.7)	(7.0)
Operating income, net of interest expense and income taxes	485.9	56.2	199.9	318.3	355.0
Income tax expense on operating income	130.1	15.3	51.1	80.0	92.6
Interest expense on debt	34.1	34.1	34.1	34.0	37.1
Pre-tax operating income	650.1	105.6	285.1	432.3	484.7
Pre-tax catastrophe losses	375.9	690.1	402.6	402.6	286.7
Ex-Cat operating income	$1,026.0	$795.7	$687.7	$834.9	$771.4

Adjusted Operating ROE

Operating income return on average equity (“Operating ROE”) is a non-GAAP financial measure because it excludes from net income certain items of income or expense that management does not consider representative of the results attributable to the core operations of our business, including certain of those items noted above under “Pre-Tax Operating Income.” Operating ROE is calculated by dividing operating income after income taxes and interest expense on debt for the applicable period by average shareholders’ equity, excluding accumulated other comprehensive income (loss). Additionally, total shareholders’ equity, excluding accumulated other comprehensive income (loss), is also a non-GAAP measure. Total shareholders’ equity is the most directly comparable GAAP measure to shareholders’ equity, excluding accumulated other comprehensive income (loss). Average shareholders’

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT AP-1

equity is calculated using the sum of (a) total shareholders’ equity at the end of each quarter and (b) the ending balance at December 31 of the prior year, divided by five.

Adjusted Operating ROE, also a non-GAAP financial measure, is calculated by adjusting Operating ROE for each annual period to exclude the following:

•
catastrophe losses (net of reinsurance) in excess of 6.0% to 6.3% (depending upon plan year) of net earned premium; provided, however, Adjusted Operating ROE shall include catastrophe losses (net of reinsurance) of no less than 3.0% to 3.3% (depending upon plan year) of net earned premium;
•
impact of reserve development (favorable or unfavorable) attributable to (i) certain discontinued legacy reinsurance pools business, (ii) accident years ten or more years prior to the year recorded, or (iii) the disposal of an insurance portfolio through either sale or reinsurance of prior accident year reserves;
•
expenses or liabilities associated with corporate lawsuits arising from actions, events or omissions that occurred more than ten years prior to the year recorded; and
•
the impact of federal income tax changes from the current statutory rate of 21%.

THE HANOVER INSURANCE GROUP 2025 PROXY STATEMENT AP-2

The Hanover Insurance Company 440 Lincoln Street, Worcester, MA 01653 hanover.com ©2024 The Hanover Insurance Group, Inc. 07148 (3/24)The Hanover Insurance Company 440 Lincoln Street, Worcester, MA 01653 hanover.com ©2025 The Hanover Insurance Group, Inc. 07148 (3/24)

hanover.com

07148 (3/25)

©2025 The Hanover Insurance Group, Inc.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/THG • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-895-6920 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided The Hanover Insurance Group, Inc. Annual Meeting of Shareholders For Shareholders of record as of March 20, 2025 DATE: Tuesday, May 13, 2025 TIME: 9:00 AM, Eastern Time PLACE: Annual Meeting to be held at The Hanover Insurance Group, Inc. Headquarters located at 440 Lincoln Street, Worcester, MA 01653 Proxy for Annual Meeting of Shareholders to be held on May 13, 2025 This proxy is being solicited on behalf of the Board of Directors The Shareholder signing on the reverse side (the "undersigned"), having received the Annual Report, Notice of Annual Meeting of Shareholders and the Proxy Statement, hereby appoint(s) John C. Roche and Dennis F. Kerrigan, and each of them, Proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of Shareholders of The Hanover Insurance Group, Inc. (the "Company") to be held on May 13, 2025, and all adjournments thereof (the "Meeting"), and to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all the matters that may properly come before the Meeting. The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority (i) to consider and act upon such business, matters or proposals other than the business set forth herein as may properly come before the Meeting, and (ii) with respect to the election of any substitute nominees designated by the Board of Directors in the event that any of the nominees are unavailable to serve. The Proxy, when properly executed, will be voted in the manner specified herein. If no specification is made, the Proxies intend to vote FOR all nominees for director, FOR the advisory approval of the Company's executive compensation, and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent, registered public accounting firm for 2025. All votes must be received by 11:59 PM Eastern Time, on May 12, 2025 to ensure inclusion in the meeting. PLEASE BE SURE TO VOTE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED

The Hanover Insurance Group

P.O. BOX 8016, CARY, NC 27512-9903

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## The Hanover Insurance Group, Inc.

## Annual Meeting of Shareholders

For Shareholders of Record as of March 20, 2025

**DATE:** Tuesday, May 13, 2025

**TIME:** 9:00 AM, Eastern Time

Have your ballot ready and please use one of the methods below for **easy voting:**

**Internet:**

**www.proxypush.com/THG**

**Phone:**

**1-866-895-6920**

**Mail:**

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The named proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: #P2# #P5# #P6# #P7# #P6# #P6# #P6# #P6# #P6# #P6# #P6# #P6# #P6# #P6# #P6# #P5# #P6# #P7# #P6# #P6# #P6# #P6# #P6# #P6# #P6# #P6# #P6# #P6# #P6# FOR FOR FOR FOR FOR FOR FOR Signature (if held jointly)

Authorized Signatures - This section must be completed for your instructions to be executed in accordance with the terms of your Proxy as set forth under the heading “Proxy for Annual Meeting of Shareholders to be held on May 13, 2025” on the reverse side hereof. Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing this Proxy.

## The Hanover Insurance Group, Inc. 2025 Annual Meeting of Shareholders

**Please make your marks like this:** ☒

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE:**

**FOR** each of the director nominees listed in Proposal 1 and **FOR** Proposals 2 and 3

| | PROPOSAL | YOUR VOTE | | | BOARD OF DIRECTORS RECOMMENDS |
|---|---|---|---|---|---|
| 1. | The election of five individuals to the Board of Directors, each for a one-year term; | | | | |
| | | FOR | AGAINST | ABSTAIN | |
| | 1.01 Kevin J. Bradicich | ☐ | ☐ | ☐ | FOR |
| | 1.02 Theodore H. Bunting, Jr. | ☐ | ☐ | ☐ | FOR |
| | 1.03 William E. Donnell | ☐ | ☐ | ☐ | FOR |
| | 1.04 Joseph R. Ramrath | ☐ | ☐ | ☐ | FOR |
| | 1.05 John C. Roche | ☐ | ☐ | ☐ | FOR |
| 2. | The advisory approval of the Company's executive compensation; and | ☐ | ☐ | ☐ | FOR |
| 3. | The ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent, registered public accounting firm for 2025. | ☐ | ☐ | ☐ | FOR |

Signature (and Title if applicable) Date

Signature (if held jointly) Date